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                                                                     EXHIBIT 2.1

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                         AGREEMENT AND PLAN OF MERGER

                                     among

                              NEWPORT CORPORATION

                             KLI ACQUISITION CORP.

                         KENSINGTON LABORATORIES, INC.

                                      and

                               THE SHAREHOLDERS
                       of Kensington Laboratories, Inc.

                         Dated as of December 22, 2000


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     AGREEMENT AND PLAN OF MERGER, dated as of December 22, 2000 (this

"Agreement"), among NEWPORT CORPORATION, a Nevada corporation ("Parent"), KLI
----------                                                      ------
ACQUISITION CORP., a California corporation and a wholly owned subsidiary of Parent (the "Merger Sub"), KENSINGTON LABORATORIES, INC., a California
             ----------
corporation (the "Company"), and all of the SHAREHOLDERS of the Company, each of
                  -------
whom is identified on the signature page of this Agreement (each a "Shareholder"
                                                                    -----------
and collectively the "Shareholders").
                      ------------

                              W I T N E S S E T H

     WHEREAS, upon the terms and subject to the conditions of this Agreement and in accordance with the California Corporations Code ("California Law"), Parent
                                                      --------------
and the Company will enter into a business combination transaction pursuant to which the Merger Sub will merge with and into the Company (the "Merger");
                                                                ------

     WHEREAS, the Board of Directors of the Company (i) has determined that the Merger is fair to, advisable to and in the best interests of, the Company and its Shareholders and has approved this Agreement, the Merger and the other transactions contemplated by this Agreement and (ii) has recommended the approval of this Agreement by the Shareholders of the Company;

     WHEREAS, for federal income tax purposes, the Merger is intended to qualify as a reorganization under the provisions of Section 368(a) of the United States Internal Revenue Code of 1986, as amended (the "Code"), and, for accounting
                                                ----
purposes, the Merger is intended to be treated as a pooling of interests;

     WHEREAS, the Shareholders own such number of shares of common stock, no par value per share, of the Company (the "Company Common Stock"), as is set forth on
                                      --------------------
Exhibit A hereto, which shares constitute all of the issued and outstanding
---------
shares of Company Common Stock;

     WHEREAS, each Shareholder has agreed to vote all of his shares of Company Common Stock in favor of this Agreement and the Merger; and

     WHEREAS, as a condition and inducement to Parent's and the Merger Sub's entering into this Agreement and incurring the obligations set forth herein, concurrently with the execution and delivery of this Agreement, Parent is entering into an Employment Agreement with certain employees of the Company, dated the date hereof (the "Employment Agreements") and attached hereto as
                            ---------------------
Exhibit B.
---------

     NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements herein contained, and intending to be legally bound hereby, the parties hereto hereby agree as follows:

                                   ARTICLE I

                                  THE MERGER

     SECTION 1.01. The Merger. Upon the terms and subject to the conditions set
                   ----------
forth in Article VIII, and in accordance with California Law, at the Effective Time (as defined in Section 1.02), the Merger Sub shall be merged with and into the Company. As a result of the
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Merger, the separate corporate existence of the Merger Sub shall cease and the
Company shall continue as the surviving corporation of the Merger (the "Surviving Corporation").
 ---------------------

     SECTION 1.02. Effective Time; Closing. As promptly as practicable following
                   -----------------------
the satisfaction or, if permissible, waiver of the conditions set forth in
Article VIII (or such other date as may be agreed by each of the parties hereto), the parties hereto shall cause the Merger to be consummated by filing an agreement of merger (the "Agreement of Merger") with the Secretary of State
                             -------------------
of the State of California in such form as is required by, and executed in accordance with, the relevant provisions of California Law. The term "Effective
                                                                       ---------
Time" means the date and time of the filing of the Agreement of Merger with the
----
Secretary of State of the State of California (or such later time as may be agreed by each of the parties hereto and specified in the Agreement of Merger). Immediately prior to the filing of the Agreement of Merger, a closing (the "Closing") will be held at the offices of Shearman & Sterling, 555 California
 -------
Street, Suite 2000, San Francisco, California, 94104 (or such other place as the parties may agree). The date on which the Closing shall occur is referred to herein as the "Closing Date".
               ------------

     SECTION 1.03. Effect of the Merger. At the Effective Time, the effect of
                   --------------------
the Merger shall be as provided in the applicable provisions of California Law. Without limiting the generality of the foregoing, at the Effective Time, all the property, rights, privileges, powers and franchises of each of the Company and the Merger Sub shall vest in the Surviving Corporation, and all debts, liabilities, obligations, restrictions, disabilities and duties of each of the Company and the Merger Sub shall become the debts, liabilities, obligations, restrictions, disabilities and duties of the Surviving Corporation.

     SECTION 1.04. Articles of Incorporation; By-Laws. (a) At the Effective
                   ----------------------------------
Time, the articles of incorporation of the Merger Sub, as in effect immediately prior to the Effective Time, shall be amended so as to contain only the provisions contained immediately prior thereto in the articles of incorporation of the Surviving Corporation, except for Article I thereof which shall continue to read "The name of the corporation is `Kensington Laboratories, Inc.'," until thereafter amended as provided by law and such articles of incorporation.

     (b) At the Effective Time, the by-laws of the Merger Sub, as in effect immediately prior to the Effective Time, shall be the by-laws of the Surviving Corporation until thereafter amended as provided by law, the articles of incorporation of the Surviving Corporation and such by-laws.

     SECTION 1.05. Directors and Officers. The directors of the Merger Sub
                   ----------------------
immediately prior to the Effective Time shall be the initial directors of the Surviving Corporation, each to hold office in accordance with the articles of incorporation and by-laws of the Surviving Corporation, and the officers of the Merger Sub immediately prior to the Effective Time shall be the initial officers of the Surviving Corporation, in each case until their respective successors are duly elected or appointed and qualified.

     SECTION 1.06. Additional Actions. If at any time after the Effective Time,
                   ------------------
the Surviving Corporation shall reasonably determine that any further deeds, assignments or assurances or any other acts or things are necessary to (a) vest, perfect, or record in the Surviving Corporation its right, title or interest in, to or under any of the rights, properties or assets of the Company, or (b) otherwise carry out the provisions of this Agreement, the Company and its officers and directors shall be deemed to have granted to the Surviving Corporation an irrevocable power of attorney to execute and deliver all such deeds, assignments or assurances and to take all acts necessary and proper to vest, perfect or confirm title to possession of such rights, properties or assets in the Surviving Corporation and otherwise to carry out the provisions of this Agreement, and the officers and directors of the Surviving Corporation are authorized in the name of the Company or otherwise to take any and all such actions.

                                  ARTICLE II

            MERGER CONSIDERATION; EXCHANGE OF CERTIFICATES; ESCROW

     SECTION 2.01. Merger Consideration. (a) At the Effective Time, by virtue of
                   --------------------
the Merger and without any action on the part of Parent, the Merger Sub, the Company or the holders of any of the following securities, subject to the other provisions of this Article II:

                 (i) each share of Company Common Stock issued and outstanding immediately prior to the Effective Time (other than any shares of Company Common Stock to be canceled pursuant to Section 2.01(a)(ii)) shall be converted into and represent the right to receive the number of shares of Parent Common Stock equal to the Exchange Ratio (as defined in Section 11.02(a)) (the "Merger Consideration");
                     --------------------

                 (ii) each share of Company Common Stock owned by Parent or any direct or indirect wholly owned subsidiary of Parent or of the Company immediately prior to the Effective Time shall be cancelled and extinguished without any conversion thereof and no payment or distribution shall be made with respect thereto; and

                 (iii) each share of common stock, no par value per share, of the Merger Sub issued and outstanding immediately prior to the Effective Time shall be converted into and exchanged for one validly issued, fully paid and nonassessable share of common stock, no par value per share, of the Surviving Corporation.

           (b) If, during the period between the date hereof and the Effective Time, any change in the capital stock of Parent shall occur by reason of reclassification, recapitalization, stock split or combination, exchange or readjustment of shares, or any stock dividend thereon with a record date during such period or any similar event, the Merger Consideration shall be appropriately adjusted.

     SECTION 2.02. Exchange of Certificates. (a) Exchange Procedures.  At the
                   ------------------------      -------------------
Closing, the Company shall surrender to Parent all certificates representing shares of Company Common Stock, together with such other customary documents as may reasonably be required by Parent, and which were converted into the right to receive the Merger Consideration pursuant to Section 2.01(a). Upon the surrender of each Company Stock Certificate for cancellation to Parent:

                 (i) the holder of such Company Stock Certificate shall be entitled to receive in exchange therefor the applicable Merger Consideration, less the portion of the Merger Consideration which is to be held in escrow pursuant to Section 2.04 below, plus the amount of cash in lieu of fractional shares, if any, which such holder has the right to receive pursuant to the provisions of this Article II; and

                 (ii) the Company Stock Certificate so surrendered shall forthwith be cancelled.

     Until surrendered as contemplated by this Article II, each Company Stock Certificate shall be deemed at any time after the Effective Time to represent only the right to receive upon surrender the applicable Merger Consideration with respect to the shares of Company Common Stock formerly represented thereby to which such holder is entitled pursuant to Section 2.01(a).

           (b) Distributions with Respect to Unexchanged Shares of Parent
               ----------------------------------------------------------
Common Stock. No dividends or other distributions declared or made after the
------------
Effective Time with respect to Parent Common Stock comprising part of the Merger Consideration with a record date after the Effective Time shall be paid to the holder of any unsurrendered Company Stock Certificate with respect to the shares of Parent Common Stock represented thereby, and no cash payment in lieu of any fractional shares shall be paid to any such holder pursuant to Section 2.02(d), until the holder of such Company Stock Certificate shall surrender such Company Stock Certificate in accordance with this Section 2.02.

           (c) No Further Rights in Company Stock. All cash and shares of Parent
               ----------------------------------
Common Stock issued upon conversion of shares of Company Common Stock in accordance with the terms hereof (including any cash paid pursuant to Section 2.02(d)) shall be deemed to have been issued in full satisfaction of all rights pertaining to such shares of Company Common Stock.

           (d) No Fractional Shares. No certificates or scrip representing
               --------------------
fractional shares of Parent Common Stock shall be issued upon the surrender for exchange of Company Stock Certificates, and such fractional share interests will not entitle the owner thereof to vote or to any other rights of a stockholder of Parent. Each holder of a fractional share interest shall be paid an amount in cash (without interest) equal to the product obtained by multiplying (i) such fractional share interest to which such holder (after taking into account all fractional share interests then held by such holder) would otherwise be entitled by (ii) the Parent Share Value.

           (e) No Liability. Neither Parent nor the Surviving Corporation shall
               ------------
be liable to any holder of shares of Company Common Stock for any such shares of Company Common Stock (or dividends or distributions with respect thereto), or cash properly and legally delivered to a public official pursuant to any abandoned property, escheat or similar law.

           (f) Lost Certificates. If any Company Stock Certificate shall have
               -----------------
been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming such Company Stock Certificate to be lost, stolen or destroyed and, if required by the Surviving Corporation, the posting by such person of a bond, in such reasonable amount as the Surviving Corporation may direct, as indemnity against any claim that may be made against it with respect to such Company Stock Certificate, Parent shall issue in exchange for such lost, stolen or destroyed Company Stock Certificate, the applicable Merger Consideration to which such person is entitled pursuant to the provisions of this Article II.

     SECTION 2.03. Stock Transfer Books. At the Effective Time, the stock
                   --------------------
transfer books of the Company shall be closed and there shall be no further registration of transfers of shares of Company Common Stock thereafter on the records of the Company. From and after the Effective Time, the holders of certificates representing shares of Company Common Stock outstanding immediately prior to the Effective Time shall cease to have any rights with respect to such shares of Company Common Stock, except as otherwise provided in this Agreement or by Law.

      SECTION 2.04. Escrow. Prior to or simultaneously with the Closing, each of
                    ------
the Shareholders and Parent shall enter into an escrow agreement (the "Escrow
                                                                       ------
Agreement") with an escrow agent selected by Parent and reasonably acceptable to
---------
the Shareholders (the "Escrow Agent") substantially in the form of Exhibit 2.04
                       ------------
hereto. Pursuant to the terms of the Escrow Agreement, at the Closing, Parent will deposit in escrow with the Escrow Agent certificates representing ten percent of the Merger Consideration (the "Escrow Shares") on a pro rata basis in
                                          -------------
accordance with each Shareholder's percentage ownership of Company Common Stock. The shares of Parent Common Stock deposited with the Escrow Agent pursuant to this Section 2.04 are collectively referred to as the "Escrow Fund". The Escrow
                                                       -----------
Fund shall be held by the Escrow Agent under the Escrow Agreement pursuant to the terms thereof and shall be available for the purpose of securing the indemnification obligations of the Shareholders set forth in Article IX and the Escrow Agreement.

                                  ARTICLE III

                 REPRESENTATIONS AND WARRANTIES OF THE COMPANY

     Except as set forth in the Disclosure Schedule delivered by the Company to Parent and the Merger Sub concurrently with the execution of this Agreement (the "Company Disclosure Schedule"), the Company and the Shareholders hereby
 ---------------------------
severally, and not jointly, represent and warrant to Parent and the Merger Sub that the statements in this Article III are true and correct. The qualifications or exceptions set forth in the Company Disclosure Schedule shall be deemed to qualify only specifically identified Sections or Subsections hereof, as applicable, to which such qualification or exception relates. If a qualification or exception is intended to qualify more than one Section or Subsection, it shall be appropriately cross-referenced as an exception in such Section or Subsection.

     SECTION 3.01. Organization and Qualification. The Company is a corporation
                   ------------------------------
duly incorporated, validly existing and in good standing under the laws of the State of California and has all requisite corporate power and authority to own, lease and operate its properties and to carry on its business as it is now being conducted, except where the failure to be so organized, existing or in good standing or to have such corporate power and authority have not had, and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect (as defined below). The Company is duly qualified or licensed as a foreign corporation to do business, and is in good standing, in each jurisdiction where the character of the properties owned, leased or operated by it or the nature of its business makes such qualification or licensing necessary, except for such failures to be so qualified or licensed and in good standing that have not had, and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect. The Company has no subsidiaries and does not own, of record or beneficially, any direct or indirect equity or other interest, or any right (contingent or otherwise) to acquire the same, in any corporation, partnership, joint venture, association or other entity. The Company is not a member of (nor is any part of the Company's business conducted through) any partnership, nor is the Company a participant in any joint venture or similar arrangement.

     SECTION 3.02. Articles of Incorporation and By-Laws. The Company has
                   -------------------------------------
heretofore made available to Parent a complete and correct copy of the articles of incorporation and the by-laws of the Company. Such articles of incorporation and by-laws are in full force and effect. The Company is not in violation of any of the provisions of its articles of incorporation or by-laws.

     SECTION 3.03. Capitalization. The authorized capital stock of the Company
                   --------------
consists of 100,000 shares of Company Common Stock. As of the date hereof, 10,000 shares of Company Common Stock are issued and outstanding, all of which are duly authorized, validly issued, fully paid and nonassessable and free of all preemptive rights. As of the date hereof there are outstanding: (i) no shares of Capital Stock or other voting securities of the Company; (ii) no securities of the Company convertible into or exchangeable or exercisable for shares of Capital Stock or other securities of the Company; (iii) no options, warrants, phantom stock, preemptive or other rights to acquire from the Company, and no obligations of the Company to issue any Capital Stock, voting securities or securities convertible into or exchangeable or exercisable for Capital Stock or other securities of the Company; and (iv) no equity equivalent interests in the ownership or earnings of the Company or other similar rights (collectively, "Company Securities"). There are no stockholder agreements, voting trusts or
 ------------------
other agreements or understandings to which the Company is a party or by which it is bound relating to the voting or registration of any shares of Capital Stock of the Company. There are no outstanding contractual obligations of the Company to repurchase, redeem or otherwise acquire any securities of the Company. There are no outstanding contractual obligations of the Company to provide funds to, or make any investment (in the form of a loan, capital contribution or otherwise) to any other person.

     SECTION 3.04. Authority Relative to This Agreement. The Company has all
                   ------------------------------------
necessary corporate power and authority to execute and deliver this Agreement, and, subject to obtaining the necessary approvals of the Company's Shareholders, to perform its obligations hereunder and to consummate the Merger and the other transactions contemplated by this Agreement. The execution and delivery of this Agreement by the Company and the consummation by the Company of the Merger and the other transactions contemplated by this Agreement have been duly and validly authorized by all necessary corporate action and no other corporate proceedings on the part of the Company are necessary to authorize this Agreement or to consummate the Merger and the other transactions contemplated by this Agreement (other than, with respect to the Merger, the approval of this Agreement by the holders of at least a majority of the outstanding shares of the Company Common Stock, and the filing and recordation of appropriate merger documents as required by California Law). This Agreement has been duly and validly executed and delivered by and, assuming the due authorization, execution and delivery by other parties hereto, constitutes a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, subject to any applicable bankruptcy, insolvency, reorganization, moratorium or similar laws now or hereafter in effect relating to creditors' rights generally or to general principles of equity. Without limiting the generality of the foregoing, the Company's Board of Directors has unanimously (i) approved this Agreement, the Merger and the other transactions contemplated hereby, (ii) resolved to recommend approval and adoption of this Agreement, the Merger and the other transactions contemplated hereby by the Company's Shareholders and (iii) has not withdrawn or modified such approval or resolution to recommend.

     SECTION 3.05. No Conflict; Required Filings and Consents. (a) The execution
                   ------------------------------------------
and delivery of this Agreement by the Company do not, and the performance of this Agreement by the Company will not, (i) conflict with or violate the articles of incorporation or by-laws of the Company, (ii) assuming that all consents, approvals, authorizations and other actions described in Section 3.05(b) have been obtained and all filings and obligations described in Section 3.05(b) have been made, conflict with or violate in any respect any foreign or domestic law, statute, ordinance, rule, regulation, writ, injunction, order, judgment or decree ("Law") applicable to the Company or by which any property or
                     ---
asset of the Company is bound or affected, or (iii) result in any breach of or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any right of termination, amendment, acceleration or cancellation of, or result in the creation of a lien or other encumbrance on any property or asset of the Company pursuant to, any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation, except for, in the case of clauses (ii) and (iii) above, such conflicts, violations, defaults or rights as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect or to impair materially the ability of the Company to consummate the transactions contemplated by this Agreement.

           (b) The execution and delivery of this Agreement by the Company do not, and the performance of this Agreement by the Company will not, require any consent, approval, authorization or permit of, or filing with or notification to, any domestic or foreign governmental or regulatory authority ("Governmental
                                                                   ------------
Entity"), except (i) for the pre-merger notification requirements of the
------
Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations thereunder (the "HSR Act"), (ii) for applicable requirements, if
                                 -------
any, of state securities or "blue sky" laws ("Blue Sky Laws") or state takeover
                                              -------------
laws, (iii) for the filing and recordation of appropriate merger documents as required by California Law and (iv) where failure to obtain such consents, approvals, authorizations or permits, or to make such filings or notifications would not reasonably be expected, individually or in the aggregate, to have a Company Material Adverse Effect or to prevent or delay materially the consummation of the transactions contemplated by this Agreement.

     SECTION 3.06. Permits; Compliance. (a) The Company is in possession of all
                   -------------------
franchises, grants, authorizations, licenses, permits, easements, variances, exceptions, consents, certificates, approvals and orders of any Governmental Entity necessary for the Company to own, lease and operate its properties or to carry on its business as it is now being conducted (the "Company Permits"),
                                                         ---------------
except for such nonpossession, suspension or cancellation that has not had, or would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, and, as of the date of this Agreement, no suspension or cancellation of any of the Company Permits is pending or, to the knowledge of the Company, threatened, except where the failure to have, or the suspension or cancellation of, any Company Permits has not had, or would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.

           (b) The Company is not in conflict with, or in breach, default or violation of (and no event has occurred that with notice or the lapse of time or both would constitute a breach, default or violation of) any term, condition or provision of (i) any Law applicable to the Company or by which any property or asset of the Company is bound or affected (including, without limitation, all export control laws), (ii) any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which the Company is a party or by which the Company or any property or asset of the Company is bound or affected, (iii) the articles of incorporation or by-laws of the Company, or (iv) any Company Permits, except, in the cases of clauses (i), (ii) and (iv) above, for such default or violation that would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.

     SECTION 3.07. Financial Statements. (a) True and complete copies of (i) the
                   --------------------
audited balance sheets of the Company as of December 31, 1999 and 1998 and the related audited statements of income and retained earnings, and cash flows for each of the years ended December 31, 1999 and 1998, together with all related notes thereto (collectively referred to herein as the "Audited Financial
                                                       -----------------
Statements"), and (ii) the unaudited balance sheets of the Company as of
----------
December 31, 1997 and

September 30, 2000, and the related statements of income and retained earnings, and cash flows of the Company for the year ended December 31, 1997 and the nine months ended September 30, 2000 (collectively referred to herein as the "Unaudited Financial Statements"), are attached as Section 3.07(a) of the
 ------------------------------
Company Disclosure Schedule. The Audited Financial Statements and the Unaudited Financial Statements (including, in each case, any notes thereto) were prepared in accordance with generally accepted accounting principles ("GAAP") applied on
                                                              ----
a consistent basis throughout the periods indicated (except as may be indicated in the notes thereto or, in the case of unaudited statements, as permitted by
GAAP) and each present fairly, in all material respects, the consolidated financial position of the Company as at the respective dates thereof and for the respective periods indicated therein, except as otherwise noted therein (subject, in the case of unaudited statements, to normal year-end adjustments that would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect).

           (b) Since September 30, 2000, there are no debts, liabilities or obligations, determined or determinable ("Liabilities") of the Company that are
                                          -----------
required by GAAP to be reflected on the balance sheets of the Company, other than Liabilities (i) reflected or reserved against on the Unaudited Financial Statements and (ii) other Liabilities of the Company incurred in the ordinary course of the business since September 30, 2000, consistent with the past practice of the Company that would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect. As of the date of this Agreement, there are no outstanding warranty claims against the Company.

     SECTION 3.08. Absence of Certain Changes or Events. Since September 30,
                   ------------------------------------
2000, except as contemplated by or as disclosed in this Agreement, the Company has conducted its business only in the ordinary course and in a manner consistent with past practice and, since such date, there has not been (a) any event which has had, or which would reasonably be expected to have, a Company Material Adverse Effect, and (b) the Company has not taken any of the actions set forth in Section 6.01 of this Agreement.

     SECTION 3.09. Absence of Litigation. As of the date of this Agreement,
                   ---------------------
there is no litigation, suit, claim, action, proceeding or investigation pending or, to the knowledge of the Company, threatened against the Company, or any property or asset of the Company, before any court, arbitrator or Governmental Entity, which, if resolved adversely to the Company, (a) could reasonably be expected to have a Company Material Adverse Effect or (b) seeks to prevent the consummation of the transactions contemplated by this Agreement. Neither the Company nor any property or assets of the Company is subject to any continuing order of, consent decree, settlement agreement or other similar written agreement with, or, to the knowledge of the Company, continuing investigation by, any Governmental Entity, or any order, writ, judgment, injunction, decree, determination or award of any court, arbitrator or Governmental Entity, which in each case, could reasonably be expected to have a Company Material Adverse Effect. The Company does not have knowledge of any reasonable basis for any claim, complaint, action, suit, proceeding, hearing or investigation against the Company which would reasonably be expected to have a Company Material Adverse Effect.

     SECTION 3.10. Employee Benefit Plans; Labor Matters. (a) Section 3.10(a) of
                   -------------------------------------
the Company Disclosure Schedule lists (i) all employee benefit plans (as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")) and all bonus, stock option, stock purchase, restricted stock, incentive, deferred compensation, retiree medical or life insurance, supplemental retirement, severance or other benefit plans, programs or arrangements, and all employment, termination, severance or other contracts or agreements, whether legally enforceable or not, to which the Company is a party, with respect to which the Company has any obligation or which are maintained, contributed to or sponsored by the Company for the benefit of any current or former employee, officer or director of the Company, (ii) each employee benefit plan for which the Company could incur liability under Section 4069 of ERISA in the event such plan has been or were to be terminated, (iii) any plan in respect of which the Company could incur liability under Section 4212(c) of ERISA and (iv) any contracts, arrangements or understandings between the Company or any of its Affiliates and any employee of the Company including, without limitation, any contracts, arrangements or understandings relating to a sale of the Company (collectively, the "Plans").
                                        -----

           (b) Each Plan is in writing and the Company has made available to Parent a true and complete copy of each Plan and a true and complete copy of each material document, if any, prepared in connection with each such Plan, including, without limitation, (i) a copy of each trust or other funding arrangement, (ii) each summary plan description and summary of material modifications, (iii) the most recently filed Internal Revenue Service ("IRS") Form 5500, (iv) the most recently received IRS determination letter for each
                                           ---
such Plan, (v) the most recently prepared actuarial report and financial statement in connection with each such Plan, and (vi) any material correspondence with the IRS or the Department of Labor with respect to each such Plan.

           (c) None of the Plans is a multiemployer plan (within the meaning of
Section 3(37) or 4001(a)(3) of ERISA) (a "Multiemployer Plan") or a single
                                          ------------------
employer pension plan (within the meaning of Section 4001(a)(15) of ERISA) for which the Company could incur liability under Section 4063 or 4064 of ERISA (a "Multiple Employer Plan"). None of the Plans provides for or promises retiree
 ----------------------
medical, disability or life insurance benefits to any current or former employee, officer or director of the Company. Each of the Plans is subject only to the laws of the United States or a political subdivision thereof.

           (d) None of the Plans provides for the payment of separation, severance, termination or similar-type benefits to any person or obligates the Company to pay separation, severance, termination or similar-type benefits solely or partially as a result of any transaction contemplated by this Agreement or as a result of a "change in control", within the meaning of such
                               -----------------
term under Section 280G of the Code. Neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby, either alone or together with another event, will (i) result in any material payment (including, without limitation, severance, unemployment compensation, golden parachute, forgiveness of indebtedness or otherwise) becoming due under any Plan, (ii) materially increase any benefits otherwise payable under any Plan or other arrangement, (iii) result in the acceleration of the time of payment, vesting or funding of any material benefits including, but not limited to the acceleration of the vesting and exerciseability of any company stock options, or
(iv) affect in any material respects any Plan's current treatment under any Laws including any tax or social contribution law.

           (e) Each Plan is now and always has been operated in all material respects in accordance with its terms and the requirements of all applicable laws, regulations and rules promulgated thereunder, including, without limitation, ERISA and the Code. The Company has performed all obligations required to be performed by it under, is not in any respect in default under or in violation of, and has no knowledge of any default or violation by any party to, any Plan. No action, claim or proceeding is pending or, to the knowledge of the Company, threatened with respect to any Plan (other than claims for benefits in the ordinary course) and no fact or event exists that could give rise to any such action, claim or proceeding.

           (f) Each Plan that is intended to be qualified under Section 401(a) of the Code or Section 401(k) of the Code has received a favorable determination letter from the IRS and each trust established in connection with any Plan which is intended to be exempt from federal income taxation under Section 501(a) of the Code has received a determination letter from the IRS that it is so exempt, and no fact or event has occurred since the date of such determination letter or letters from the IRS to adversely affect the qualified status of any such Plan or the exempt status of any such trust.

           (g) The Company has not incurred any liability under, arising out of or by operation of Title IV of ERISA, including, without limitation, any liability in connection with (i) the termination or reorganization of any employee benefit plan subject to Title IV of ERISA or (ii) the withdrawal from any Multiemployer Plan or Multiple Employer Plan, and no fact or event exists that could reasonably be expected to give rise to any such liability.

           (h) (i) The Company is not a party to any collective bargaining agreement or other labor union contract applicable to persons employed by the Company or in the Business, and currently there are no organizational campaigns, petitions or other unionization activities seeking recognition of a collective bargaining unit which could affect the Company; (ii) there are no controversies, strikes, slowdowns or work stoppages pending or, to the best knowledge of the Company after due inquiry, threatened between the Company and any of its employees, and the Company has not experienced any such controversy, strike, slowdown or work stoppage within the past three years; (iii) the Company has not breached or otherwise failed to comply with the provisions of any collective bargaining or union contract and there are no grievances outstanding against the Company under any such agreement or contract that could have a Company Material Adverse Effect; (iv) there are no unfair labor practice complaints pending against the Company before the National Labor Relations Board or any other governmental authority or any current union representation questions involving employees of the Company that could have a Company Material Adverse Effect; (v) the Company is currently in compliance with all applicable laws relating to the employment of labor, including those related to wages, hours, collective bargaining and the payment and withholding of taxes and other sums as required by the appropriate governmental authority and has withheld and paid to the appropriate governmental authority or is holding for payment not yet due to such governmental authority all amounts required to be withheld from employees of the Company and is not liable for any arrears of wages, taxes, penalties or other sums for failure to comply with any of the foregoing; (vi) the Company has paid in full to all employees or adequately accrued for in accordance with U.S. GAAP consistently applied all wages, salaries, commissions, bonuses, benefits and other compensation due to or on behalf of such employees; (vii) there is no claim with respect to payment of wages, salary or overtime pay that has been asserted or is now pending or threatened before any governmental authority with respect to any persons currently or formerly employed by the Company; (viii) there is no charge of discrimination in employment or employment practices, for any reason, including, without limitation, age, gender, race, religion or other legally protected category, which has been asserted or is now pending or threatened before the United States Equal Employment Opportunity Commission, or any other governmental authority in any jurisdiction in which the Company has employed or currently employs any person; (ix) to the Company's knowledge, there is no threatened labor, wage and hour, workers' compensation, wrongful termination, discrimination, breach of contract or other employment-related claim, dispute, controversy, grievance or proceeding with respect to claims of, or obligations to, any current or former employee or group of employees of the Company; (x) (A) all individuals who are performing or have performed consulting or other services for the Company, whether as consultants, independent contractors, agents or otherwise, are or were correctly classified by the Company as either "independent contractors" or "employees" as the case may be, and, at the Closing Date, will qualify for such classification under all applicable laws; (B) there are no pending or, to the Company's knowledge, threatened claims against the Company or any subsidiary by or on behalf of any such individual, or investigation, audit or other proceeding relating to such an individual or individuals, by any Governmental Entity; and (C) there is no labor union representing any such individuals or, to the Company's knowledge, any organizational effort currently being made by or on behalf of any labor organization to organize any such individuals; (xi) the Company has supplied to Parent a complete and accurate list of the name of each officer, employee and consultant of the Company, together with such person's position or function, annual base salary or wages and any incentives or bonus arrangement with respect to such person, and the Company has not received notice that any such person will or may cease to be engaged by the Company for any reason, including because of the consummation of the transactions contemplated by this Agreement; (xii) all employees are employees at-will and for indefinite terms and there is no outstanding agreement or arrangement with respect to severance payments; and (xiii) the Company is not aware that any employee is obligated under any contract or other agreement, or subject to any judgment, decree, or order of any court or administrative agency, that would conflict with the obligation of such employee to use best efforts to promote the interests of the Company.

           (i) To the Company's knowledge, no employee has: (i) violated or is violating any of the terms or conditions of any employment, non-competition, or non-disclosure agreement between such employee and any former employee or other third party, (ii) disclosed or may be disclosing, or utilized or may be utilizing, any trade secret or proprietary information or documentation of such third party, or (iii) interfered or may be interfering in the employment relationship between such third party and any employee or any former employee. No third party has requested information from the Company that suggests that such a claim might be contemplated.

     SECTION 3.11. Contracts.  (a)  Section 3.11(a) of the Company Disclosure
                   ---------
Schedule lists each of the following contracts, agreements or commitments of the Company that are material to the Company or the Company Business (such contracts and agreements being "Material Contracts"):
                      ------------------

                 (i) each contract, agreement or commitment for the purchase or lease of personal property with any supplier or for the furnishing of services to the Company that in each case involves payments in excess of $25,000, other than short-term purchase orders entered into in the ordinary course of business consistent with past practice;

                 (ii) all broker, exclusive dealing or exclusivity, distributor, dealer, manufacturer's representative, reseller, franchise, agency and sales promotion agreements involving payments in excess of $25,000 to which the Company is a party or any other material contract that compensates any person, other than employees or consultants of the Company, based on any sales by the Company;

                 (iii) all leases and subleases of real property;

                 (iv) all contracts, agreements or commitments relating to indebtedness for borrowed money;

                 (v) all contracts, agreements or commitments with any Governmental Entity to which the Company is a party;

                 (vi) all contracts, agreements or commitments that limit the ability of the Company to compete in any line of business or with any person or in any geographic area or during any period of time;

                 (vii) all contracts, agreements or commitments between or among the Company and any Shareholder of the Company or any affiliate of such person;

                 (viii) any contract, agreement or commitment that contemplates or involves (A) the payment or delivery of cash or other consideration to the Company in an amount or having a value in excess of $100,000 in the aggregate, or (B) the performance of services or sales of products by the Company having a value in excess of $100,000 in the aggregate; and

                 (ix) any contract, agreement or commitment pursuant to which the Company has granted any exclusive marketing or other rights to any third party.

           (b) The Company has previously delivered to Parent a complete and accurate copy of each Material Contract. Each Material Contract: (i) is valid and binding on the Company and, to the knowledge of the Company, on the other parties thereto, and is in full force and effect, and (ii) upon consummation of the transactions contemplated by this Agreement, shall continue in full force and effect without modification, penalty or other adverse consequence. The Company is not in breach of, or default under, any Material Contract and, to the knowledge of the Company, no other party to any Material Contract is in breach thereof or default thereunder, except, in each case, where such breach or default has not had, or would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.

     SECTION 3.12. Environmental Matters. (a) The Company (i) is in compliance
                   ---------------------
in all respects with all applicable Environmental Laws, (ii) holds all Environmental Permits to the conduct of the Company's business and (iii) is in compliance in all respects with their respective Environmental Permits, except, in each case, where such noncompliance or nonpossession has not had, or would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect. As of the date of this Agreement the Company has not received any written request for information, or been notified that it is a potentially responsible party, under CERCLA or any similar Law of any state, locality or any other jurisdiction. The Company has not entered into or agreed to any consent decree or order or is subject to any judgment, decree or judicial order relating to compliance with Environmental Laws, Environmental Permits or the investigation, sampling, monitoring, treatment, remediation, removal or cleanup of Hazardous Materials and, to the knowledge of the Company, as of the date of this Agreement, no investigation, litigation or other proceeding is pending or threatened in writing with respect thereto.

           (b) During the period of ownership or operation by the Company of any of current or previously owned or leased properties, there have been no releases of Hazardous Material by the Company in, on, under or affecting such properties or any surrounding site, and the Company has not disposed of any Hazardous Material in a manner that has led to a violation of Environmental Laws, except in each case for those which, individually or in the aggregate, would not have a Company Material Adverse Effect.

           (c) There are no past or present events, conditions, circumstances, activities, practices, incidents or actions that constitute a violation by the Company of any Environmental Laws, other than any of the foregoing that, individually or in the aggregate, would not reasonably be expected to have a Company Material Adverse Effect.

           (d) Set forth in Section 3.12 of the Company Disclosure Schedule is a list of all material environmental reports, investigations and audits, of which the Company has possession or actual knowledge and which were generated during the last three years, relating to premises currently or previously owned or operated by the Company (whether conducted by or on behalf of the Company or a third party, and whether done at the initiative of the Company or directed by a Governmental Entity or other third party). Complete and accurate copies of such written environmental reports, investigations and audits have been delivered by the Company to Parent.

     SECTION 3.13. Intellectual Property.
                   ---------------------
           (a)  Identification Of Certain Company Intellectual Property Rights.
                --------------------------------------------------------------

                (i)   Marks. Section 3.13(a)(i) of the Company Disclosure
                      -----
     Schedule sets forth an accurate and complete list of all Registered Marks (as defined below) that are material to the Company Business and in which the Company has an ownership interest or which the Company uses in its business other than those licensed from another person on a non-exclusive basis (collectively, the "Company Marks"), including all registrations and
                               -------------
     applications for registration with all Governmental Entities that have been made by or for the Company with regard to such Marks, identifying for each
     (A) its registration (as applicable) and application numbers, (B) whether it is owned by or exclusively licensed to the Company, (C) its current status and (D) the class(es) of goods or services to which it relates.

                (ii)  Patents. Section 3.13(a)(ii) of the Company Disclosure
                      -------
     Schedule sets forth an accurate and complete list of all Patents (as defined below) in which the Company has an ownership interest or which have been exclusively licensed to the Company (collectively, the "Company
                                                                  -------
     Patents"), and specifically lists each of the Patents, identifying for each
     -------
     (A) the patent number and issue date (if issued) or application number and filing date (if not issued), (B) its title, (C) the named inventors and (D) whether it is owned by or exclusively licensed to the Company.

                (iii) Copyrights. Section 3.13(a)(iii) of the Company Disclosure
                      ----------
     Schedule sets forth an accurate and complete list of all registered Copyrights (whether registered with the United States Copyright Office or in or with the appropriate office or Governmental Entity in any other jurisdiction) in which the Company has an ownership interest or which have been exclusively licensed to the Company, and all pending applications for registration of Copyrights filed anywhere in the world by or for the Company, or which has been exclusively licensed to the Company (collectively, the "Company Registered Copyrights").
                         -----------------------------

                (iv)   Trade Secrets. Section 3.13(a)(iv) of the Company
                       -------------
     Disclosure Schedule sets forth an accurate and complete list of all memoranda of invention and invention disclosures whose subject matter is not covered by any of the Company Patents, and in which the Company has an ownership interest or which have been assigned to the Company (collectively, the "Company Invention Disclosures"). The Company has
                         -----------------------------
     documentation relating to each of the Company Invention Disclosures and all other Trade

     Secrets that are material to the Company Business and are used or exercised by the Company (collectively, the "Company Trade Secrets").
                                        ---------------------

                (v)   Mask Works. The Company does not have any mask work or
                      ----------
     similar rights, and does not use or need to use the same in conjunction with the businesses of the Company.

                (vi)  Other IP. Section 3.13(a)(vi) of the Company Disclosure
                      --------
     Schedule sets forth all Other IP that is material to the Company Business and in which the Company has an ownership interest or which have been exclusively licensed to the Company and that can be clearly identified (collectively the "Company Identified Other IP") .
                        ---------------------------

           (b)  Company IP and Owned IP.
                -----------------------

                (i)    Title and Ownership. The Company owns all right, title
                       -------------------
     and interest in and to all of the Owned IP free and clear of any and all liens, encumbrances, covenants, conditions and restrictions or other adverse claims or interests of any kind or nature. The Company has not received any notice or claim (whether written, oral or otherwise) challenging the Company's ownership of any of the Owned IP or suggesting that any other person has any claim of legal or beneficial ownership or other claim or interest with respect thereto.

                (ii)   Validity and Enforceability. To the knowledge of the
                       ---------------------------
     Company and except as would not reasonably be expected to have a Company Material Adverse Effect, all of the Company IP is valid and enforceable, without any qualification, limitation or restriction thereon or on the use thereof (provided, however, no representation or warranty is made regarding
              -----------------
     the validity or enforceability of any patent application) and the Company has not received any notice or claim (whether written, oral or otherwise) challenging or questioning the validity or enforceability of any of the Company IP or indicating an intention on the part of any person to bring a claim that any of the Company IP is invalid or unenforceable or has been misused, nor to the Company's knowledge is there a reasonable basis for a claim that the Company Marks, Company Patents and Company Registered Copyrights and all other Copyrights in which the Company has an ownership interest or which have been exclusively licensed to the Company is invalid or unenforceable or has been misused, and, with respect to the Company Patents, to the knowledge of the Company and except as would not reasonably be expected to have a Company Material Adverse Effect, there is no relevant prior art pertaining to any issued patents thereof which the Company has become aware that was not disclosed during the prosecution of the patent application(s) therefor and which if such prior art had been disclosed may have affected the prosecution thereof or the scope of the patent claims ultimately granted in respect thereof.

                 (iii) Protection and Maintenance. Except as would not
                       --------------------------
     reasonably be expected to have a Company Material Adverse Effect, (A) the Company has not taken any action or failed to take any action (including the manner in which it has conducted its business, or used or enforced, or failed to use or enforce, any of the Company IP) that would result in the abandonment, cancellation, forfeiture, relinquishment, invalidation or unenforceability of any of the Company Patents, Company Registered Copyrights, Company Marks or Company Trade Secrets (including, with respect to the Company Patents, failing to disclose any known material prior art in connection with the prosecution of patent applications, and with respect to the Company Registered Copyrights, failing to disclose required information to the United States Copyright Office), (B) the Company has taken reasonable steps (based on standard industry practices) to protect and maintain its rights in and to the Company IP, (C) all registered Company Marks and all Company Registered Copyrights have been registered, and all Company Patents have been filed and obtained, in accordance with all applicable legal requirements and are currently in effect and in compliance with all applicable legal requirements (including, in the case of registered Company Marks, the timely post-registration filing of affidavits of use and incontestability and renewal applications), and without limiting the generality of any of the foregoing, the Company has timely paid all filing, examination, issuance, post registration and maintenance fees, annuities and the like associated with or required with respect to any of the Owned IP.

                 (iv)  Interference, Oppositions, Etc. No Company Mark nor
                       ------------------------------
     Company Patent has been or is now involved in any interference, reissue, reexamination, opposition or cancellation proceeding and, to the Company's knowledge, (A) no such action is or has been threatened with respect to any of the Company Marks or Company Patents, and (B) to the knowledge of the Company and except as would not reasonably be expected to have a Company Material Adverse Effect, there is no patent or patent application of another person potentially interfering with any Company Patent.

                 (v)   Use of Marks. To the knowledge of the Company and except
                       ------------
     as would not reasonably be expected to have a Company Material Adverse Effect, (A) there has been no prior use of any of the Company Marks by any other person which would confer upon such person superior rights in such Marks, and (B) all Company Marks registered in the United States, and for which applications to register have been filed in the United States which are being used, have been continuously used in the form appearing in, and in connection with, the goods and services listed in their respective registration certificates and applications therefor, respectively.

                 (vi)  Disclosure of Trade Secrets. Except as would not
                       ---------------------------
     reasonably be expected to have a Company Material Adverse Effect, the Company has not disclosed, nor is it under any contractual or other obligation to disclose, to another person any Company Trade Secrets, except pursuant to a confidentiality and non-disclosure agreement, and, to the Company's knowledge, no person has materially breached any such agreement.

           (c) Software. Section 3.13(c) of the Company Disclosure Schedule sets
               --------
forth a complete and accurate list of all of the Software (as defined below) (other than "off-the-shelf" desktop applications available through commercial distributors or in consumer retail stores or from the Internet pursuant to third person "shrink wrap" or "click through" licenses), ("COTS Software"), and
                                                     -------------
specifically identifies all such Software in which the Company has an ownership interest (the "Owned Software") and all such Software in which the Company does
               --------------
not have an ownership interest (the "Licensed Software"). Owned Software and
                                     -----------------
Software which has been exclusively licensed to the Company or its subsidiaries shall collectively be referred to herein as the "Company Software."
                                                 ----------------

           Except as would not reasonably be expected to have a Company Material Adverse Effect:

                 (i) the Company owns all Intellectual Property Rights (as defined below) in, covering, applicable to the use of, or embodied in or by the Owned Software, which Intellectual Property Rights, for purposes of this Agreement, shall be considered to be Owned IP and Company IP (such that the representations and warranties contained in Section 3.13(b) apply thereto);

                 (ii) the source code of any Company Software and the data associated therewith have not been licensed or otherwise provided to another person, have been treated as confidential (except to the extent contained in any issued patents or published patent applications that are listed in Section 3.13(a)(ii) of the Company Disclosure Schedule) and proprietary business information as to which the Company has taken all reasonable steps to protect the same as Trade Secrets of the Company (and as such, the representations and warranties contained in Section 3.13(b) apply thereto);

                 (iii) none of the Software developed by or for the Company contains any Software that embodies, uses or is covered by (A) Copyrights of another person, or (B) to the knowledge of the Company, any other Intellectual Property Rights of another person, in each case, except for Software that is not material and was obtained by the Company from another person (I) who makes such Software generally available to all interested purchasers and end-users on standard commercial terms, and (II) that has licensed the Company to utilize such Software in the manner it has been and is being utilized; and

                 (iv) the Company has lawfully acquired the right(s) to use the Licensed Software in the manner in which it has been used and is currently being used by the Company.

           (d) Performance of Existing Software. Except as would not reasonably
               --------------------------------
be expected to have a Company Material Adverse Effect, all Software and products incorporating such Software that the Company has distributed to another person (including any alpha or beta versions that are currently being used by a third party for evaluation or testing purposes), that have been designed by the Company for commercial distribution, or that have been used by the Company in connection with the performance of data processing or other services, perform in all material respects, free of significant bugs or programming errors, each of the functions described in any published specifications, end-user documentation or other information provided to distributors or customers of the Company on which such distributors or customers relied when using, licensing or otherwise acquiring, distributing or reselling such Software or products.

           (e) Software Documentation. The Company has taken reasonable actions
               ----------------------
to document the Software and its operation, such that the Software, including the source code and documentation, have been written in a clear and professional manner so that they may be understood, modified and maintained in an efficient manner by reasonably competent programmers.

           (f) Licensed in Technology and Intellectual Property Rights and
               ------------------------------------------------------------
Agreements. Section 3.13(f) of the Company Disclosure Schedule contains a
----------
complete and accurate list of all agreements and arrangements directed to the license or use of the Licensed Software (except COTS Software) by the Company (collectively, "Licensed Software Agreements"), and a complete and accurate
                ----------------------------
list of all agreements and arrangements pertaining to any other technology, products, processes or services used, exercised, practiced or otherwise exploited by the Company with respect to which a person other than the Company owns the associated Intellectual Property Rights

(collectively, "Other Licensed Technology") or any other Intellectual Property
                -------------------------
Rights owned by another person, in each case that are material to the Company Business (collectively, together with Licensed Software Agreements, the "Licensed Technology Agreements"). The Company has provided to Parent an
 ------------------------------
executed copy of each Licensed Technology Agreement.

           Except as would not reasonably be expected to have a Company Material Adverse Effect:

                 (i) to the Company's knowledge, the Licensed Technology Agreements together expressly confer on the Company valid and enforceable rights under or in respect of all of the Intellectual Property Rights that are not owned exclusively by the Company, and have been or are used, exercised, practiced or otherwise exploited in or by the Company (including the development, copying, modification, manufacture, use, practice, sale, offer for sale, marketing, licensing or sublicensing, importing, distribution or any other exploitation of any Software or other products, processes, services or technology), or cover, or are used or embodied in, any Other Licensed Technology (collectively, the "Licensed Intellectual
                                                       ---------------------
     Property Rights"), and the Company has not received any notice or claim
     ---------------
     (whether written, oral or otherwise) challenging the Company's right to use, exercise, practice or otherwise exploit such Licensed Intellectual Property Rights or Other Licensed Technology, nor to the Company's knowledge is there a reasonable basis for any such claim;

                 (ii) (A) there are no outstanding claims or, to the Company's knowledge, any threatened disputes or disagreements with respect to any of the Licensed Technology Agreements, and (B) the Company has not taken any action (including exercising any rights in the Licensed Software, Other Licensed Technology or any other Licensed Intellectual Property Rights outside the scope of any license or rights granted to the Company) nor failed to take any action which could lead to a claim or charge of infringement or misappropriation, impair or cause the Company to lose its rights therein, or constitute a material breach of or result in termination of any of the Licensed Technology Agreements or any of the Licensed Intellectual Property Rights granted therein;

                 (iii) the expiration dates of all Licensed Technology Agreements and the ability of another person to terminate the same, if at all, unilaterally, without cause, are set forth in Schedule 3.13(f);

                 (iv) the rights licensed under each Licensed Technology Agreement shall be exercisable by the Surviving Corporation on and after the Closing to the same extent as by the Company prior to the Closing; and

                 (v) Section 3.13(f) of the Company Disclosure Schedule sets forth a complete and accurate list of any and all royalties, fees, honoraria or other payments that are currently payable or that in the future may be payable by the Company to any person by reason of the ownership or the development, copying, modification, manufacture, use, practice, sale, offer for sale, marketing, licensing or sublicensing, distribution or other exploitation of the Software, the Other Licensed Technology or the Licensed Intellectual Property Rights.

           (g) Agreements Involving Distribution or Other Rights Granted to
               ------------------------------------------------------------
Others in Respect of Software, Other Company Technology or Company IP. Section
---------------------------------------------------------------------
3.13(g) of the Company

Disclosure Schedule contains a complete and accurate list of all agreements and arrangements that are material to the Company Business providing for the grant by the Company to any person of (A) any right to use, prepare derivative works based on, support or maintain, distribute or otherwise commercially exploit any Software or to develop, manufacture, sell, offer to sell, market, use, practice, license or sublicense, import, export, distribute or otherwise exploit any other products, processes, services or technology of the Company (collectively, "Other
                                                                           -----
Company Technology") or (B) any other rights under the Company IP (in each case
------------------
excluding any agreement or arrangements that relate solely to internal use licenses granted to end-users or the right of end-users to use products, other than Software, as sold), including any value-added reseller agreements, joint development or marketing agreements or strategic alliance agreements involving any Software, Other Company Technology or Company IP (collectively, "Exploitation Agreements").
 -----------------------

           Except as would not reasonably be expected to have a Company Material Adverse Effect:

                 (i) there are no outstanding claims or, to the Company's knowledge, any threatened dispute or disagreement with respect to any of the Exploitation Agreements; and

                 (ii) Section 3.13(g) of the Company Disclosure Schedule sets forth a complete and accurate list of any and all royalties, fees, or other payments that are payable to the Company pursuant to each of the Exploitation Agreements.

           (h) Sufficiency of Owned and Licensed Intellectual Property. To the
               -------------------------------------------------------
knowledge of the Company, the Company IP and the Licensed Intellectual Property
Rights: (A) constitute all of the Intellectual Property Rights necessary for the conduct of the businesses of the Company as presently conducted or, to the Company's knowledge, contemplated to be conducted; and (B) constitute all of the Intellectual Property Rights necessary to operate such businesses after the Closing in substantially the same manner as such businesses heretofore have been operated by the Company.

           (i) Infringement, Misappropriation and Rights of Other Parties. The
               ----------------------------------------------------------
Company is not, nor has it ever been, a party to any action or proceeding, nor, to the Company's knowledge, is or has any action or proceeding been threatened, that involves or involved a claim of infringement, misappropriation or other wrongful use or exploitation, either (i) by the Company against any person or
(ii) by any person against the Company, pertaining to any Intellectual Property Rights of the Company or any other person (including any Company IP or any other Intellectual Property Rights used, exercised, practiced or exploited by the Company), nor has any such claim been made (whether written oral or otherwise) or threatened or, to the Company's knowledge, is there any reasonable basis therefor. No Company IP or, to the Company's knowledge, other Licensed Intellectual Property Right (except pursuant to the terms of the Licensed Technology Agreement granting such right to Company), is subject to any outstanding order, judgment, decree, stipulation or agreement restricting the use, exercise, practice or other exploitation thereof by the Company, and, in the case of any Company IP licensed to any person, restricting the sale, transfer, assignment or licensing thereof by the Company to any person. Except as would not reasonably be expected to have a Company Material Adverse Effect,
(A) to the Company's knowledge no person has infringed or misappropriated, or is infringing or misappropriating any Company IP; nor (B) to the Company's knowledge, does any of the products (including any Software), processes, services, technology or other materials (collectively "Company Products"), the
                                                       ----------------
Company IP or the subject matter thereof, or the Licensed Intellectual Property Rights or the subject matter thereof, developed, practiced, copied, modified (including the creation of derivatives), displayed, made, sold, offered for sale, marketed, used, leased, licensed or sublicensed, imported, exported or otherwise distributed or disposed of, or otherwise exercised or exploited by or for the Company, nor use of the Company Products by customers or distributors, nor the activities or operations of the Company infringe, misappropriate or otherwise conflict with or violate, or has any of them infringed, misappropriated, or otherwise conflicted with or violated, any Intellectual Property Right or other right of any person. The Company has the exclusive right to bring actions against any person infringing or misappropriating any of the Company IP.

           (j) Confidentiality Agreements. All of the Company Patents have been
               --------------------------
properly assigned to the Company. Each current and former employee, independent contractor and consultant of the Company who has participated in a material respect in the development of any material Company IP has properly assigned such individual's rights in such Company IP to the Company. To the Company's knowledge, no employee, independent contractor or consultant of the Company is obligated under any agreement (including licenses, covenants or commitments of any nature) or subject to any judgment, decree or order of any court or administrative agency, or is subject to any other restriction that would interfere with the use of his or her best efforts to carry out his or her duties for the Company or to promote the interests of the Company or that would conflict with the business of the Company as presently conducted and proposed to be conducted. The carrying on of the business of the Company by the employees, independent contractors and consultants of the Company and the conduct of the business of the Company as presently conducted and proposed to be conducted, will not, to the Company's knowledge, conflict with or result in a breach of the terms, conditions or provisions of, or constitute a default under, any contract, covenant or instrument under which any of such employees, independent contractors or consultants of the Company is now obligated. To the knowledge of the Company and except as would not reasonably be expected to have a Company Material Adverse Effect, it is not utilizing nor will it be necessary to utilize
(A) any inventions of any independent contractors or consultants, or confidential information (including Trade Secrets) of another person to which any independent contractors or consultants have been exposed, and (B) any inventions of any employees of the Company made, or any confidential information (including Trade Secrets) of another person to which such employees were exposed, prior to their employment by the Company, in each case excluding any of the foregoing inventions or confidential information that have been duly assigned in writing to the Company or that are being utilized by the Company in accordance with the terms of a license granted to the Company in a written agreement. To the Company's knowledge and except as would not reasonably be expected to have a Company Material Adverse Effect, at no time during the conception of or reduction to practice of any of the Company IP was any developer, inventor or other contributor to such Intellectual Property Right operating under any grants from any Governmental Entity or private source, performing research sponsored by any Governmental Entity or private source or subject to any employment agreement or invention assignment or nondisclosure agreement or other obligation with any other person that could adversely affect the rights of the Company in such Intellectual Property Right.

            (k)  Year 2000 Compliance.
                 --------------------
                 (i) All Material Systems (as defined below) of the Company are, or have been remediated through modification, upgrade or replacement so that they are (A) able to receive, record, store, process, calculate, manipulate and output dates from and after January 1, 2000, time periods that include January 1, 2000 and information that is dependent on or relates to such dates or time periods, in the same manner and with the same accuracy, functionality, data integrity and performance as when dates or time periods prior to January 1, 2000 are involved, and (B) able to store and output date information in a manner that is unambiguous as to century ("Year 2000
                                                                      ---------
     Compliant"). "Material Systems" means all internal computer systems,
     ---------     ----------------
     communications systems, embedded control or manufacturing systems and facilities infrastructure systems that are material to the business, financial and accounting controls and operations of the Company; and

                 (ii) to the Company's knowledge, the material suppliers and vendors of goods and services to the Company, to the extent supplied to the Company, have or are taking appropriate and timely steps to make their respective goods and services, including products (including Software), Year 2000 Compliant.

           (l) Disabling Codes and Contaminants. Except (i) as would not
               --------------------------------
reasonably be expected to have a Company Material Adverse Effect and (ii) for Contaminants (as defined below) present due to the actions of third parties outside of the Company's control of which the Company has no knowledge, the Company Products (including Software and components manufactured by the Company and incorporated therein) are free of any disabling codes or instructions (a "Disabling Code"), and any virus or other intentionally created, undocumented
 --------------
contaminant (a "Contaminant"), that may, or may be used to, access, modify,
                -----------
delete, damage or disable Material Systems or that may result in damage thereto. To the Company's knowledge, the components obtained from third person suppliers are free of any Disabling Codes or Contaminants that may be used to, access, modify, delete, damage or disable any of the Material Systems or that might result in damage thereto. The Company has taken reasonable steps and implemented reasonable procedures (based on standard industry practices) to ensure that its Material Systems are free from Disabling Codes and Contaminants. The Company has in place appropriate disaster recovery plans, procedures and facilities and has taken all reasonable steps to safeguard its Material Systems and restrict unauthorized access thereto.

     SECTION 3.14. Taxes. (a) (i) All returns and reports in respect of Taxes
                   -----
(as defined herein) required to be filed with respect to the Company have been timely filed, and, with respect to Taxes other than income taxes, such returns and reports were correct and complete in all material respects; (ii) all Taxes shown on such returns and reports or otherwise due have been timely paid; (iii) no adjustment relating to such returns has been proposed by any Tax authority;
(iv) there are no pending actions or proceedings or, to the knowledge of the Company (after reasonable investigation), actions or proceedings which have been threatened in writing, for the assessment or collection of Taxes against the Company; (v) no consent under Section 341(f) of the Code has been filed with respect to the Company; (vi) there are no tax liens on any assets of the Company other than for taxes not yet due and payable; (vii) neither the Company nor any affiliate is a party to any agreement or arrangement that would result, separately or in the aggregate, in the actual or deemed payment by the Company of any "excess parachute payments" within the meaning of Section 280G of the Code; (viii) no power of attorney that is currently in force has been granted with respect to any matter relating to Taxes that could affect the Company; (ix) no material election has been made with respect to Taxes of the Company in any Tax returns that have not been provided to Parent; (x) there is no limitation on the utilization of net operating losses, built-in losses, tax credits or other similar items of the Company under Sections 382, 383, 384 or 1502 of the Code or the Treasury Regulations thereunder other than the limitation arising as a result of the Merger; (xi) the Company has not agreed to, and is not required to, make any adjustment under Section 481 of the Code by reason of a change in accounting method; (xii) the Company (A) has not been a member of any affiliated group filing a consolidated federal income Tax return or any combined, unitary or similar Tax return (other than the group of which the Company is the common parent) or (B) has any liability for the Taxes of any other person as defined in Section 7701(a)(1) of the Code under Treas. Reg. (S)1.1502-6 (or any similar provision of state, local, or foreign law), as a transferee or successor, by contract, or otherwise;
(xiii) no claim has ever been made by a taxing authority in a jurisdiction where the Company does not file Tax returns that the Company is or may be subject to taxation by that jurisdiction; (xiv) there is no taxable income of the Company that will be reportable in a taxable period beginning after the Closing Date that is attributable to a transaction (such as an installment sale) that occurred prior to the Closing Date; (xv) the Company has obtained all exemption certificates for sales and use tax purposes or other appropriate documentation that meets the requirements of the relevant taxing authorities for establishing exemption from sale and use tax; (xvi) the Company is not a party to or bound by any tax indemnity, tax sharing or tax allocation agreement; (xvii) the Company is not and has not been a United Stated real property holding corporation within the meaning of Code (S)897(c)(2) during the applicable period specified in Code
(S)897(c)(1)(A)(ii); (xviii) the Company has not taken any position on any Tax return of the Company that would require disclosure under Code (S)6662 or any similar provision of applicable law; (xix) the tax basis of the Company in its assets for purposes of determining its future amortization, depreciation and other income tax deductions is accurately reflected on its tax books and records; (xx) no asset of the Company is subject to the alternative depreciation system under Code (S)168(g); (xxi) no portion of the cost of any asset of the Company has been financed directly or indirectly from the proceeds of any tax-exempt state or local government obligation described in Code (S)103(a); (xxii) none of the assets of the Company is property that the Company is required to treat as being owned by any other person pursuant to the safe harbor lease provisions of former Code (S)168(f)(8); (xxiii) during the past five years, the Company has not been a party to: (A) any transaction that has been reported as a reorganization within the meaning of Code (S)368, or (B) any transaction, either as a distributing corporation or controlled corporation, that has been reported to qualify for tax-free treatment under Code (S)355; (xxiv) the Company does not have any excess loss account with respect to the stock of any other corporation; and (xxv) the Company does not have, in a manner that would be binding on the Company after the Closing Date, executed, become subject to, or entered into any closing agreement pursuant to Code (S)7121 or any similar provision of applicable law.

           (b) Since November 1, 1990, the Company (and any predecessor of the Company) has been a validly existing S corporation within the meaning of Sections 1361 and 1362 of the Code and, unless the Company makes the election set forth in Section 7.10, the Company will be an S corporation up to and including the Closing Date. During its existence, the Company has not owned any "qualified subchapter S subsidiary" within the meaning of Section 1361(b)(3)(B) of the Code.

           (c) As used in this Agreement, "Taxes" shall mean any and all taxes,
                                           -----
fees, levies, duties, tariffs, imposts and other charges of any kind (together with any and all interest, penalties, additions to tax and additional amounts imposed with respect thereto) imposed by any government or taxing authority, including, without limitation: taxes or other charges on or with respect to income, franchises, windfall or other profits, gross receipts, property, sales, use, capital stock, payroll, employment, social security, workers' compensation, unemployment compensation or net worth; taxes or other charges in the nature of excise, withholding, ad valorem, stamp, transfer, value added or gains taxes; license, registration and documentation fees; and customers' duties, tariffs and similar charges.

     SECTION 3.15. Vote Required. The only votes of the holders of any classes
                   -------------
or series of capital stock of the Company necessary to approve this Agreement, the Merger and the other transactions contemplated by this Agreement is the affirmative vote of the holders of at least a majority of the outstanding shares of Company Common Stock in favor of the approval of this Agreement.

     SECTION 3.16. Assets. The Company owns, leases or has the legal right to
                   ------
use all of the material properties and assets, including, without limitation, real property and personal property (other than Intellectual Property, which is covered by Section 3.13 hereof), used or intended to be used in the conduct of the business of the Company or otherwise owned, leased or used by the Company in or relating to the conduct of the business of the Company (all such properties, assets and contract rights being the "Assets"). Such Assets that are material
                                      ------
are free from material defects and in good operating condition and repair (subject to normal wear and tear). No Asset owned by the Company (tangible or intangible) is subject to any Lien. Each Asset owned or leased by the Company is in the possession or under the control of the Company or a current employee of the Company. The Company owns no real property.

     SECTION 3.17. Certain Interests. (a) To the knowledge of the Company, none
                   -----------------
of the Shareholders of the Company or their affiliates or any officer or director of the Company and, to the knowledge of the Company, no immediate relative or spouse (or immediate relative of such spouse) who resides with, or is a dependent of, any such officer or director:

                 (i) has any material, direct or indirect financial interest in any significant supplier or customer of the Company, provided, however,
                                                             --------  -------
     that the ownership of securities representing no more than 1% of the outstanding voting power of any competitor, supplier or customer, and which are listed on any national securities exchange or traded actively in the national over-the-counter market, shall not be deemed to be a "financial interest" as long as the person owning such securities has no other connection or relationship with such competitor, supplier or customer;

                 (ii) owns, directly or indirectly, in whole or in part, or has any other interest in any material tangible or intangible property which the Company uses in the conduct of its business (except for any such ownership or interest resulting from the ownership of securities in a public company); or

                 (iii) has outstanding any indebtedness to the Company.

           (b) Except for the payment of employee compensation in the ordinary course of business, the Company does not have any liability or any other obligation of any nature whatsoever to any Shareholder of the Company or any affiliate thereof or to any officer or director of the Company or, to the knowledge of the Company, to any immediate relative or spouse (or immediate relative of such spouse) of any such officer or director.

     SECTION 3.18.  Insurance Policies.  Section 3.18 of the Company Disclosure
                    ------------------
Schedule sets forth a true and complete list of all insurance policies held by the Company (collectively, the "Insurance Policies"). True and complete copies
                                ------------------
of all Insurance Policies have been provided or made available by the Company to Parent. All premiums due to the date hereof on such policies have been paid. Such insurance to the date hereof, has (i) been maintained in full force and effect and (ii) not been canceled or changed, except to extend the maturity dates thereof. No insurer under any Insurance Policy has canceled or generally disclaimed liability under any such policy or, to the Company's knowledge, indicated any intent to do so or not to renew any Insurance Policy.

     SECTION 3.19.  Brokers.  Except for Thomas Weisel Partners LLC, no broker,
                    -------
finder or investment banker is entitled to any brokerage, finder's or other fee or commission in connection with the Merger or the other transactions contemplated by this Agreement based upon arrangements made by or on behalf of the Company.

     SECTION 3.20.  Certain Business Practices.  The Company has not used, or
                    --------------------------
caused to be used, any funds of the Company (i) for unlawful contributions, gifts, entertainment or other unlawful expenses related to political activity,
(ii) to make any unlawful payment to foreign or domestic government officials or employees or to foreign or domestic political parties or campaigns or violated any provision of the Foreign Corrupt Practices Act of 1977, as amended or (iii) to make any other unlawful payment.

     SECTION 3.21.  Tax Treatment.  Neither the Company nor any of its
                    -------------
affiliates has taken or agreed to take action that would prevent the Merger from constituting a reorganization qualifying under the provisions of Section 368(a) of the Code.

     SECTION 3.22.  Accounting Matters.  To its knowledge, based on consultation
                    ------------------
with its independent accountants, neither the Company nor any of its directors, officers or affiliates has taken any action, nor is there any fact pertaining to the Company or any of its affiliates, which would interfere with Parent's ability to account for the Merger as a pooling of interests.

     SECTION 3.23.  Guaranties and Suretyship.  The Company is not a party to or
                    -------------------------
bound by any guaranties or matters of suretyship.

     SECTION 3.24.  Warranties.  Section 3.24 of the Company Disclosure Schedule
                    ----------
sets forth an example of the Company's standard product warranty. During the previous twelve months, the Company has not sold any products other than pursuant to the terms of such warranty.

                                  ARTICLE IV

              REPRESENTATIONS AND WARRANTIES OF THE SHAREHOLDERS

     Except as set forth in the Company Disclosure Schedule, each Shareholder severally, but not jointly, represents and warrants to Parent and the Merger Sub that:

     SECTION 4.01.  Authority of the Shareholder. Such Shareholder has all
                    ----------------------------
necessary capacity, power and authority to enter into this Agreement and to perform its obligations hereunder.

     SECTION 4.02.  Execution and Delivery by Shareholder.  The execution and
                    -------------------------------------
delivery of this Agreement by such Shareholder and the consummation by such Shareholder of the Merger and the other transactions contemplated by this Agreement have been duly authorized by all requisite action on the part of such Shareholder and no other actions on the part of such Shareholder are necessary to authorize this Agreement or to consummate the Merger and the other transactions contemplated by this Agreement. This Agreement has been duly and validly executed and delivered by such Shareholder, and, assuming the due authorization, execution and delivery by the other parties hereto, constitutes a legal, valid and binding obligation of such Shareholder enforceable against such Shareholder in accordance with its terms, subject to the effect of any applicable bankruptcy, reorganization, insolvency, moratorium or other similar laws affecting creditors' rights generally and subject, as to enforceability, to the effect of general principles of equity.

    SECTION 4.03.  Ownership of Company Common Stock.  Such Shareholder owns of
                   ---------------------------------
record and beneficially, free and clear of all liens, charges, security interests or other encumbrances or adverse claims, the number of shares of Company Common Stock set forth opposite the name of such Shareholder on Exhibit A hereof. There are no voting trusts, shareholder agreements, proxies or other agreements or understandings in effect with respect to the voting or transfer of any such shares of Company Common Stock.

    SECTION 4.04.  Investment Representations. (a) Such Shareholder is acquiring
                   --------------------------
the shares of Parent Common Stock to be issued to such Shareholder pursuant to this Agreement for its own account, not as a nominee or agent, for investment and not with a view to, or for resale in connection with, any distribution or public offering thereof within the meaning of the Securities Act.

         (b) Such Shareholder understands that (i) the shares of Parent Common Stock to be issued to such Shareholder pursuant to this Agreement have not been registered under the Securities Act by reason of a specific exemption therefrom, that they must be held by it indefinitely, and that it must, therefore, bear the economic risk of such investment indefinitely, unless a subsequent disposition thereof is registered under the Securities Act or is exempt from such registration; (ii) in the event the California Permit is not issued and effective as of the Effective Time, each certificate representing the shares of Parent Common Stock to be issued to such Shareholder pursuant to this Agreement will be endorsed with the following legend:

    "THE SECURITIES EVIDENCED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, (THE "SECURITIES ACT") AND MAY NOT BE SOLD, TRANSFERRED, ASSIGNED OR HYPOTHECATED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT COVERING SUCH SECURITIES OR IF THE COMPANY RECEIVES AN OPINION OF COUNSEL FOR THE HOLDER OF THESE SECURITIES REASONABLY SATISFACTORY TO THE COMPANY, STATING THAT SUCH SALE, TRANSFER, ASSIGNMENT OR HYPOTHECATION IS EXEMPT FROM THE REGISTRATION AND PROSPECTUS DELIVERY REQUIREMENTS OF THE SECURITIES ACT."

and (iii) in the event the California Permit is not issued and effective as of the Effective Time, Parent will instruct any transfer agent not to register the transfer of any of the Parent Common Stock unless the conditions specified in the foregoing legend (if applicable) are satisfied; provided, however, that no such opinion of counsel shall be necessary if the sale, transfer or assignment is made pursuant to Securities and Exchange Commission ("SEC") Rule 144 and the Shareholder provides Parent with evidence reasonably satisfactory to Parent and its counsel that the proposed transaction satisfies the requirements of Rule
144. Parent agrees to remove the foregoing legend from any securities if the requirements of SEC Rule 144(k) (or any successor rule or regulation) apply with respect to such securities and Parent and its counsel are provided with reasonably satisfactory evidence that the requirements of Rule 144(k) apply.

         (c) Such Shareholder has not been offered the Parent Common Stock by any form of advertisement, article, notice or other communication published in any newspaper, magazine or similar media or broadcast over television or radio, or any seminar or meeting whose attendees have been invited by such media.

        (d) Such Shareholder is an "accredited investor" within the meaning of SEC Rule 501 of Regulation D, as presently in effect.

        (e) Such Shareholder understands that, in the event the California Permit is not issued and effective as of the Effective Time, the shares of Parent Common Stock to be issued to such Shareholder pursuant to this Agreement will be characterized as "restricted securities" under the federal securities laws inasmuch as they are being acquired from Parent in a transaction not involving a public offering and that under such laws and applicable regulations such securities may be resold without registration under the Securities Act, only in certain limited circumstances, and it represents that it is familiar with SEC Rule 144, as presently in effect, and understands the resale limitations imposed thereby and by the Securities Act.

         (f) The principal address of such Shareholder is located in the State of California, and it does not reside in any state of the United States other than the State of California.

                                   ARTICLE V

          REPRESENTATIONS AND WARRANTIES OF PARENT AND THE MERGER SUB

    Except as set forth in the Disclosure Schedule delivered by Parent and the Merger Sub to the Company concurrently with the execution of this Agreement (the "Parent Disclosure Schedule") or in the Parent SEC Reports (as defined in
 --------------------------
Section 5.07), Parent and the Merger Sub, hereby represent and warrant to the Company and the Shareholders that the statements in this Article V are true and correct. The qualifications or exceptions set forth in the Parent Disclosure Schedule shall be deemed to qualify only specifically identified Sections or Subsections hereof, as applicable, to which such qualification or exception relates. If a qualification or exception is intended to qualify more than one Section or Subsection, it shall be appropriately cross-referenced as an exception in such Section or Subsection.

    SECTION 5.01.  Organization and Qualification.  Each of Parent and each
                   ------------------------------
subsidiary of Parent (the "Parent Subsidiaries") is a corporation duly
                           -------------------
incorporated, validly existing and in good standing under the laws of the jurisdiction of its incorporation and has all requisite corporate power and authority to own, lease and operate its properties and to carry on its business as it is now being conducted, except where the failure to be so organized, existing or in good standing or to have such corporate power and authority have not had, would not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect (as defined below). Each of Parent and the Parent Subsidiaries is duly qualified or licensed as a foreign corporation to do business, and is in good standing, in each jurisdiction where the character of the properties owned, leased or operated by it or the nature of its business makes such qualification or licensing necessary, except for such failures to be so qualified or licensed and in good standing that have not had, and would not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect.

    SECTION 5.02.  Certificate of Incorporation and By-Laws.  Parent has
                   ----------------------------------------
heretofore made available to the Company a complete and correct copy of the certificate of incorporation and the by-laws of Parent and the articles of incorporation and by-laws of the Merger Sub. Such certificate of incorporation, articles of incorporation and by-laws are in full force and effect. Neither Parent nor the Merger Sub is in violation of any of the provisions of their respective organizational documents.

    SECTION 5.03.  Capitalization.  (a)  The authorized capital stock of Parent
                   --------------
consists of (i) 75,000,000 shares of Parent Common Stock. As of December 20, 2000, (i) 32,629,412 shares of Parent Common Stock were issued and outstanding, all of which are duly authorized, validly issued, fully paid and nonassessable and free of all preemptive rights, (ii) no shares of Parent Common Stock were held in the treasury of Parent or by Parent Subsidiaries and (iii) 4,802,166 shares were reserved for future issuance pursuant to stock options. Except as set forth in Section 5.03 of the Parent Disclosure Schedule, or pursuant to the stock option and stock purchase plans of Parent (the "Parent Stock Plans"),
                                                      ------------------
there are no options, warrants or other rights, agreements, arrangements or commitments of any character relating to the issued or unissued capital stock of Parent or any Parent Subsidiary or obligating Parent or any Parent Subsidiary to issue or sell any shares of capital stock of, or other equity interests in, Parent or any Parent Subsidiary. All shares of Parent Common Stock subject to issuance as aforesaid, upon issuance on the terms and conditions specified in the instruments pursuant to which they are issuable, will be duly authorized, validly issued, fully paid and nonassessable. There are no outstanding contractual obligations of Parent or any Parent Subsidiary to repurchase, redeem or otherwise acquire any shares of Parent Common Stock or any capital stock of any Parent Subsidiary. Each outstanding share of capital stock of each Parent Subsidiary is duly authorized, validly issued, fully paid and nonassessable and each such share owned by Parent or another Parent Subsidiary is free and clear of all security interests, liens, claims, pledges, options, rights of first refusal, agreements, limitations on Parent's or such other Parent Subsidiary's voting rights, charges and other encumbrances of any nature whatsoever, except where failure to own such shares free and clear would not, individually or in the aggregate, have a Parent Material Adverse Effect. There are no material outstanding contractual obligations of Parent or any Parent Subsidiary to provide funds to, or make any investment (in the form of a loan, capital contribution or otherwise) in, any Parent Subsidiary or any other person.

         (b) The authorized capital stock of the Merger Sub consists of 100 shares of common stock, no par value per share, all of which are duly authorized, validly issued, fully paid and non-assessable and free of any preemptive rights in respect thereof and all of which are owned by Parent.

         (c) The shares of Parent Common Stock to be issued pursuant to the Merger in accordance with Section 2.01(a) will (i) be duly authorized, validly issued, fully paid and non-assessable and not subject to preemptive rights created by statute, Parent's articles of incorporation or by-laws or any agreement to which Parent is a party or is bound and (ii) when issued, be exempt from registration under the Securities Act of 1933, as amended (together with the rules and regulations promulgated thereunder, the "Securities Act"), and the
                                                       ---------------
Securities Exchange Act of 1934, as amended (together with the rules and regulations promulgated thereunder, the "Exchange Act") and exempt from
                                         -------------
registration under applicable Blue Sky Laws.

    SECTION 5.04.  Authority Relative to This Agreement.  Each of Parent and the
                   ------------------------------------
Merger Sub has all necessary corporate power and authority to execute and deliver this Agreement, and to perform its obligations hereunder and to consummate the Merger and the other transactions contemplated by this Agreement. The execution and delivery of this Agreement by each of Parent and the Merger Sub and the consummation by each of Parent and the Merger Sub of the Merger and the other transactions contemplated by this Agreement have been duly and validly authorized by the boards of directors of Parent and the Merger Sub and by Parent as the sole shareholder of the Merger Sub and no other corporate proceedings on the part of Parent or the Merger Sub are necessary to authorize this Agreement or to consummate the Merger and the other transactions contemplated by this Agreement (other than, with respect to the Merger, the filing and recordation of appropriate merger documents as required by California Law). This Agreement has been duly and validly executed and delivered by each of Parent and the Merger Sub and, assuming the due authorization, execution and delivery by the other parties hereto, constitutes a legal, valid and binding obligation of each of Parent and the Merger Sub, enforceable against each of Parent and the Merger Sub in accordance with its terms, subject to any applicable bankruptcy, insolvency, reorganization, moratorium or similar laws now or hereafter in effect relating to creditors' rights generally or to general principles of equity.

    SECTION 5.05.  No Conflict; Required Filings and Consents. (a) The execution
                   ------------------------------------------
and delivery of this Agreement by each of Parent and the Merger Sub do not, and the performance of this Agreement by each of Parent and the Merger Sub will not,
(i) conflict with or violate their respective organizational documents, (ii) assuming that all consents, approvals, authorizations and other actions described in Section 5.05(b) have been obtained and all filings and obligations described in Section 5.05(b) have been made, conflict with or violate in any material respect any Law applicable to Parent or the Merger Sub or by which any material property or asset of Parent or the Merger Sub is bound or affected, or
(iii) result in any breach of or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any right of termination, amendment, acceleration or cancellation of, or result in the creation of a lien or other encumbrance on any property or asset of Parent or the Merger Sub pursuant to, any material note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation, except for, in the case of clauses (ii) and (iii) above, such conflicts, violations, defaults or rights as would not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect or to impair materially the ability of either of Parent or the Merger Sub to consummate the transactions contemplated by this Agreement.

         (b) The execution and delivery of this Agreement by each of Parent and the Merger Sub do not, and the performance of this Agreement by each of Parent and the Merger Sub will not, require any consent, approval, authorization or permit of, or filing with or notification to, any Governmental Entity, except
(i) for pre-merger notification requirements of the HSR Act, (ii) for applicable requirements, if any, of Blue Sky Laws or state takeover laws, (iii) for the filing and recordation of appropriate merger documents as required by California Law, (iv) for filings required by the Nasdaq Stock Market, and (v) where failure to obtain such consents, approvals, authorizations or permits, or to make such filings or notifications would not reasonably be expected to have, individually or in the aggregate to have a Parent Material Adverse Effect or to prevent or delay materially the consummation of the transactions contemplated by this Agreement.

    SECTION 5.06.  Permits; Compliance.  (a)  Each of Parent and the Parent
                   -------------------
Subsidiaries are in possession of all franchises, grants, authorizations, licenses, permits, easements, variances, exceptions, consents, certificates, approvals and orders of any Governmental Entity necessary for Parent or any Parent Subsidiary to own, lease and operate its properties or to carry on its business as it is now being conducted (the "Parent Permits"), except for such
                                            --------------
nonpossession, suspension or cancellation that has not had, or would not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect, and, as of the date of this Agreement, no suspension or cancellation of any of the Parent Permits is pending or, to the knowledge of Parent, threatened, except where the failure to have, or the suspension or cancellation of, any Parent Permits has not had, or would not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect.

    SECTION 5.07.  SEC Filings; Financial Statements. (a) Parent has filed, and
                   ---------------------------------
made available to the Company and its representatives, all forms, reports and documents required to be filed by it with the SEC since January 1, 2000 through the date of this Agreement (collectively, the "Parent SEC Reports"). As of the
                                               ------------------
respective dates they were filed, (i) the Parent SEC Reports were prepared, and all forms, reports and documents filed with the SEC after the date of this Agreement and prior to the Effective Time will be prepared, in all material respects in accordance with the requirements of the Securities Act or the Exchange Act, as the case may be, and (ii) none of the Parent SEC Reports contained, nor will any forms, reports and documents filed after the date of this Agreement and prior to the Effective Time contain, any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading, except to the extent superceded by a Parent SEC Report filed subsequently and prior to the date hereof.

         (b) Each of the consolidated financial statements (including, in each case, any notes thereto) contained in the Parent SEC Reports and in any form, report or document filed after the date of this Agreement and prior to the Effective Time was, or will be, as the case may be, prepared in accordance with GAAP applied on a consistent basis throughout the periods indicated (except as may be indicated in the notes thereto or, in the case of unaudited statements, as permitted by GAAP) and each presented or will present fairly, in all material respects, the consolidated financial position of Parent and its consolidated subsidiaries as at the respective dates thereof and for the respective periods indicated therein, except as otherwise noted therein (subject, in the case of unaudited statements, to normal year-end adjustments that would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect).

         (c) As of the date of this Agreement, there are no Liabilities of Parent or any Parent Subsidiary ("Parent Liabilities") that are required by GAAP
                                 --------------------
to be reflected on the balance sheets of Parent or any Parent Subsidiary, other than Liabilities (i) reflected or reserved against on the consolidated balance sheet of Parent and the Parent Subsidiaries as of September 30, 2000 and (ii) other Parent Liabilities incurred in the ordinary course of business, consistent with the past practice of Parent and the Parent Subsidiaries that would not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect.

    SECTION 5.08.  Operation of the Merger Sub. The Merger Sub is a wholly owned
                   ---------------------------
subsidiary of Parent, was formed solely for the purpose of engaging in the transactions contemplated by this Agreement, has engaged in no other business activities and has conducted its operations only as contemplated by this Agreement.

    SECTION 5.09.  Absence of Certain Changes or Events.  Since September 30,
                   ------------------------------------
2000, except as contemplated by or as disclosed in this Agreement, or as disclosed in the Parent SEC Reports, Parent and its subsidiaries have conducted their businesses only in the ordinary course and in a manner consistent with past practice and, since such date, there has not been (a) any Parent Material Adverse Effect, (b) any material change by Parent or any Parent Subsidiary in its accounting methods, principles or practices, except for any such change required by reason of a concurrent change in GAAP or (c) any declaration, setting aside or payment of any dividend or distribution in respect of the Parent Common Stock or any redemption, purchase or other acquisition of any of Parent's securities, other than the payment by Parent of dividends in the ordinary course of business and consistent with past practice.

    SECTION 5.10.  Absence of Litigation. As of the date of this Agreement,
                   ---------------------
there is no litigation, suit, claim, action or proceeding or investigation pending or, to the knowledge of Parent, threatened against Parent or any Parent Subsidiary, or any material property of Parent or any Parent Subsidiary, before any court, arbitrator or Governmental Entity, which, if resolved adversely to Parent or any Parent Subsidiary, (a) could reasonably be expected to have a Parent Material Adverse Effect or (b) seeks to present the consummation of the transactions contemplated by this Agreement. None of Parent, any Parent Subsidiary or any material property or assets of Parent or any Parent Subsidiary is subject to any continuing order of, consent decree, settlement agreement or other similar written agreement with, or, to the knowledge of Parent, continuing investigation by, any Governmental Entity, or any order, writ, judgment, injunction, decree, determination or award of any court, arbitrator or Governmental Entity. Parent does not have knowledge of any reasonable basis for any claim, complaint, action, suit, proceeding, hearing or investigation against Parent or any Parent Subsidiary which would reasonably be expected to have a Parent Material Adverse Effect.

    SECTION 5.11.  Taxes.  Parent is not aware of any agreement, plan or other
                   -----
circumstance that would prevent the Merger from qualifying under Section 368(a) of the Code.

    SECTION 5.12.  Brokers. Except for Credit Suisse First Boston Corporation,
                   -------
no broker, finder or investment banker is entitled to any brokerage, finder's or other fee or commission in connection with the Merger or the other transactions contemplated by this Agreement based upon arrangements made by or on behalf of Parent or the Merger Sub.

    SECTION 5.13.  Financing.  Parent has all funds necessary to consummate the
                   ---------
transactions contemplated by this Agreement.

    SECTION 5.14.  Accounting Matters.  To its knowledge, based on consultation
                   ------------------
with its independent accountants, neither Parent nor any of its directors, officers or affiliates has taken any action, nor is there any fact pertaining to Parent or any of its affiliates, which would interfere with (i) Parent's ability to account for the Merger as a pooling of interests or (ii) Parent's or the Surviving Corporation's ability to continue to account for as a pooling of interests any past acquisition by Parent currently accounted for as a pooling of interests.

                                  ARTICLE VI

                   CONDUCT OF BUSINESSES PENDING THE MERGER

    SECTION 6.01.  Conduct of Business by the Company Pending the Merger.  The
                   -----------------------------------------------------
Company agrees that, between the date of this Agreement and the Effective Time, except as set forth in Section 6.01 of the Company Disclosure Schedule or as contemplated by any other provision of this Agreement, unless Parent shall otherwise consent in writing, which consent shall not be unreasonably withheld:

       (i) the businesses of the Company shall be conducted only in, and the Company shall not take any action except in, the ordinary course of business and in a manner consistent with past practice; and

       (ii) the Company shall use its best efforts to preserve substantially intact its current business organization, to keep available the services of the current officers, employees and consultants of the Company and to preserve the current relationships of the

    Company with customers, suppliers, distributors, lessors, creditors, contractors and other persons with which the Company has business relations, with the intention that its goodwill and ongoing businesses shall be unimpaired at the Effective Time.

    By way of amplification and not limitation, except as expressly provided in this Agreement or as set forth in Section 6.01 of the Company Disclosure Schedule, the Company shall not, between the date of this Agreement and the Effective Time, directly or indirectly, do, or propose to do, any of the following without the prior written consent of Parent (which shall not be unreasonably withheld):

         (a) amend or otherwise change its articles of incorporation or by-laws;

         (b) issue, sell, pledge, dispose of, grant, encumber, transfer or authorize the issuance, sale, pledge, disposition, grant, encumbrance or transfer of, (i) any shares of its capital stock of any class, or any options, warrants, convertible securities or other rights of any kind to acquire any shares of such capital stock, or any other ownership interest (including, without limitation, any phantom interest), of the Company, or (ii) any assets or properties of the Company other than in the ordinary course of business;

         (c) declare, set aside, make or pay any dividend or other distribution, payable in cash, stock, property or otherwise, with respect to any of its capital stock, make any other actual, constructive or deemed distribution in respect of its capital stock or otherwise make any payments to stockholders in their capacity as such;

         (d) reclassify, combine, split, subdivide or redeem, purchase or otherwise acquire, directly or indirectly, any shares of its capital stock;

         (e) acquire (including, without limitation, by merger, consolidation, or acquisition of stock or assets) any interest in any corporation, partnership, other business organization or any division thereof or, except in the ordinary course of business, any material assets;

         (f) incur any indebtedness for borrowed money or issue any debt securities or assume, guarantee or endorse, or otherwise as an accommodation become responsible for, the obligations of any person, or make any loans or advances, except for indebtedness incurred in the ordinary course of business and consistent with past practice and other indebtedness in a principal amount not to exceed $1,000,000 in the aggregate;

         (g) make or authorize any capital expenditures involving payments by the Company in excess of $100,000 individually or $1,000,000 in the aggregate;

         (h) increase or agree to increase the compensation payable or to become payable to its officers or employees, except for increases in accordance with past practice in salaries or wages of employees of the Company who are not officers of the Company, or grant or agree to grant any severance or termination pay to, or enter into any employment or severance agreement with, any director, officer, employee or consultant of the Company (except that the Company may continue to hire new employees and to enter into employment agreements or arrangements with such new employees), or establish, adopt, enter into or amend any collective bargaining, bonus, profit sharing, thrift, compensation, stock option, restricted stock, pension, retirement, deferred compensation, employment, termination, severance or other plan, agreement, trust, fund, policy or arrangement for the benefit of any director, officer or employee, other than in the ordinary course of business, consistent with past practice;

         (i) enter into, amend, modify or waive any right under any contract or agreement material to the business, results of operations or financial condition of the Company, other than in the ordinary course of business, consistent with past practice;

         (j) other than in the ordinary course of business consistent with past practice, enter into any licensing, distribution, sponsorship, advertising, marketing, sales, merchant program or other similar contracts, agreements, or obligations involving payments by the Company in excess of $1,000,000;

         (k) take any action, other than reasonable and usual actions in the ordinary course of business and consistent with past practice, with respect to accounting policies or procedures, except for any such action required by a concurrent change in GAAP;

         (l) assume, guarantee, endorse or otherwise become liable or responsible (whether directly, contingently or otherwise) for the obligations of any other person;

         (m) make any loans, advances or capital contributions to, or investments in, any other person (other than customary loans or advances to employees, in each case, in the ordinary course of business consistent with past practice);

         (n) adopt a plan of complete or partial liquidation, dissolution, merger, consolidation, restructuring, recapitalization or other reorganization of the Company;

         (o) revalue in any material respect any of its assets, including writing down the value of inventory or writing-off notes or accounts receivable, other than in the ordinary course of business;

         (p) modify its standard warranty terms for its products or amend or modify any product warranties in effect as of the date hereof in any manner that would reasonably be expected to have a Company Material Adverse Effect;

         (q) make any material Tax election (except as permitted by Section 7.10) or settle or compromise any Tax liability or permit any material insurance policy naming it as a beneficiary or loss-payable to expire or to be canceled or terminated, unless a comparable insurance policy reasonably acceptable to Parent is obtained and in effect;

         (r) fail to file any Tax Returns when due (or, alternatively, fail to file for available extensions) or fail to cause such Tax Returns when filed to be complete and accurate in all respects;

         (s)  fail to pay any Taxes or other material debts when due;

         (t) settle or compromise any pending or threatened suit, action or claim that (i) relates to the transactions contemplated hereby or (ii) would involve payment by the Company of more than $50,000 or that would reasonably be expected to have a Company Material Adverse Effect;

         (u) take any action or fail to take any action that could reasonably be expected to (i) limit the utilization of any net operating losses, built-in losses, tax credits or other similar items of the Company under Section 382, 383, 384 or 1502 of the Code or the Treasury Regulations thereunder, other than limitations arising under the Merger, (ii) cause any transaction in which the Company was a party that was intended to be treated as a reorganization under
Section 368(a) of the Code to fail to qualify as a reorganization under Section 368(a) of the Code, or (iii) cause or voluntarily permit a change in any method of accounting for tax purposes during or applicable to its current tax year which would render inaccurate, misleading or incomplete the information concerning Taxes set forth or referred to in Section 3.14 hereof, or that would reasonably be expected to have a Company Material Adverse Effect for any period prior to the Effective Time; or

         (v) take or agree in writing or otherwise to take any of the actions described in Sections 6.01(a) through 6.01(u) or take any action that would make any of the representations or warranties of the Company contained in this Agreement (including the exhibits hereto) untrue or incorrect.

    SECTION 6.02.  Conduct of Business by Parent Pending the Merger. Parent
                   ------------------------------------------------
agrees that, except as contemplated by this Agreement or as set forth in Section
6.02 of the Parent Disclosure Schedule, Parent shall not, between the date of this Agreement and the Effective Time, directly or indirectly, do, or propose to do, any of the following without the prior written consent of the Company (which shall not be unreasonably withheld):

         (a) declare, set aside, make or pay any dividend or other distribution, payable in cash, stock, property or otherwise, with respect to any of its capital stock; or

         (b) reclassify, combine, split, subdivide or redeem, purchase or otherwise acquire, directly or indirectly, any of its capital stock.

                                  ARTICLE VII

                             ADDITIONAL AGREEMENTS

    SECTION 7.01.  California Permit; Company Shareholder Approval.  (a)  As
                   -----------------------------------------------
promptly as practicable (and in any event within 20 business days) after the execution of this Agreement, Parent shall prepare the necessary documents and Parent shall apply to obtain a permit (a "California Permit") from the
                                          -----------------
California Commissioner of Corporations (after a hearing before such Department) pursuant to Section 25121 of the California Corporate Securities Law of 1968 and a related information statement or other disclosure document (the "Information
                                                                   -----------
Statement"), so that the issuance of the Parent Common Stock in the Merger shall
---------
be exempt from registration under the Securities Act, by virtue of the exemption from registration contained in Section 3(a)(10) thereof. The Company shall cooperate with, and provide information to, Parent in connection with Parent's application for the California Permit. The Company and Parent will respond to any comments from the California Commissioner of Corporations and use their commercially reasonable efforts to have the California Permit granted as soon as practicable after such filing; provided, however, that the Parent shall not be
                               --------  -------
required to modify in any material way any of the terms and conditions of the Agreement. None of the information supplied by the Company to Parent in connection with the California Permit application or any other document prepared to comply with federal or state securities laws shall contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements contained therein, in the light of the circumstances under which they were made, not misleading.

         (b) The Company and the Shareholders shall take all action necessary for the approval of the Merger and adoption of this Agreement within five business days of the date of the issuance of the California Permit. By way of amplification and not limitation, the Company, acting through its Board of Directors, shall, in accordance with all applicable legal requirements and its articles of incorporation and by-laws, (i) promptly solicit an action by written consent in lieu of a meeting of Shareholders of the Company (or if, required by law, duly call, give notice of, convene and hold a meeting of Shareholders of the Company), (ii) unanimously recommend the approval of the Merger and adoption of this Agreement, (iii) take all lawful action to solicit such approval and
(iv) take all other action necessary or advisable to secure the vote or consent of Shareholders required by California Law.

    SECTION 7.02.  Covenants of the Shareholders. (a) Each Shareholder, solely
                   -----------------------------
in such Shareholder's capacity as a Shareholder of the Company, agrees to vote (or cause to be voted) all shares of Company Common Stock currently beneficially owned by such Shareholder, and all shares of Company Common Stock which such Shareholder acquires in the future, at any meeting of the Shareholders of the Company, and in any action by written consent of the Shareholders of the Company, in favor of the adoption of the Merger Agreement and approval of the Merger and the other transactions contemplated by the Merger Agreement.

         (b)  (i)   For purposes of Section 7.02(b)(iii) below, each Shareholder hereby constitutes and appoints Parent, which shall act by and through Robert G. Deuster and/or Charles F. Cargile (each, a "Proxy Holder"), individually or
                                            ------------
jointly, with full power of substitution, its true and lawful proxy and attorney-in-fact to vote at any meeting (and any adjournment or postponement thereof) of the Company's shareholders called for purposes of considering whether to approve the Merger Agreement, the Merger or any of the other transactions or matters contemplated by, or directly or indirectly affecting, the Merger Agreement or to execute a written consent of shareholders in lieu of any such meeting, all Company Common Stock beneficially owned by such Shareholder as of the date of such meeting or written consent in favor of the approval of the Merger Agreement, the Merger and the other transactions contemplated by the Merger Agreement, with such modifications to the Merger Agreements as the parties thereto may make.

              (ii) This proxy and power of attorney (A) is granted in consideration of Parent's agreement in the Merger Agreement to consummate the Merger and to issue shares of Parent Common Stock, each on the terms set forth in the Merger Agreement, (B) is intended to secure the Company's obligations under the Merger Agreement and therefore shall be irrevocable during the term of this Agreement and (C) is coupled with an interest sufficient in law to support an irrevocable proxy. This proxy revokes all prior proxies granted by such Shareholder. Such Shareholder shall not grant any proxy to any person that conflicts with the proxy granted herein, and any attempt to do so shall be void. The power of attorney granted herein is a durable power of attorney and shall survive the death or incapacity of such Shareholder.

              (iii) If a Shareholder fails for any reason to vote his shares of Company Common Stock in accordance with the requirements of subsection (a) above, then the Proxy Holder shall have the right to vote such Shareholder's shares of Company Common Stock at any meeting of the Company's shareholders and in any action by written consent of the

    Company's shareholders in accordance with the provisions of this Section 7.02(b). The vote of the Proxy Holder shall control in any conflict between his vote of such Company Common Stock and a vote by a Shareholder of such Company Common Stock.

              (iv) Each Shareholder understands and acknowledges that Parent and the Merger Sub are entering into the Merger Agreement in reliance upon such Shareholder's execution and delivery of this Agreement and performance of such Shareholder's obligations hereunder.

    SECTION 7.03.  Access to Information; Confidentiality. (a) Except as
                   --------------------------------------
required pursuant to any confidentiality agreement or similar agreement or arrangement to which the Company is a party or pursuant to applicable Law, from the date of this Agreement to the Effective Time, the Company shall: (i) provide to Parent (and its officers, directors, employees, accountants, consultants, legal counsel, agents and other representatives, collectively, "Representatives") reasonable access at reasonable times upon prior notice to
 ---------------
the officers, employees, agents, properties, offices and other facilities of the Company and to the books and records thereof and (ii) furnish promptly such information concerning the business, properties, contracts, assets, liabilities, personnel and other aspects of the Company as Parent or its Representatives may reasonably request.

         (b) Parent shall comply with, and shall cause its Representatives to comply with, all of their respective obligations under the Confidentiality Agreement dated October 3, 2000 (the "Confidentiality Agreement") between the
                                      -------------------------
Company and Parent.

         (c) The Company will hold, and will cause its Representatives to hold, in confidence all documents and information furnished to it by or on behalf of Parent in connection with the transactions contemplated by this Agreement in accordance with the provisions of the Confidentiality Agreement as if such provisions were applicable to the Company.

    SECTION 7.04.  Employee Benefits Matters.  (a)  From and after the Effective
                   -------------------------
Time, Parent shall honor, and shall cause the Surviving Corporation to honor, in accordance with their terms, all contracts, agreements, arrangements and commitments of the Company as in effect immediately prior to the Effective Time, to the extent disclosed in writing to Parent prior to the Effective Time, that are applicable to any current or former employees or directors of the Company.

         (b) Parent hereby agrees that, immediately following the Effective Time, it shall, or shall cause the Surviving Corporation to provide employee benefit and compensation plans, programs, contracts and arrangements for the benefit of employees of the Company which, in the aggregate, will provide benefits and compensation that are at least equivalent to, and no less favorable than, the benefits and compensation provided to such employees under the employee benefit and compensation plans, programs, contracts and arrangements of similarly situated employees of Parent; provided, however, that changes may be
                                        --------  -------
made to the extent necessary to comply with applicable law.

         (c) To the extent that service is relevant for eligibility and vesting (and, solely for purposes of calculating entitlement to vacation and sick days, benefit accruals) under any retirement plan, employee benefit plan, program or arrangement established or maintained by Parent or any of the Parent Subsidiaries for the benefit of employees of Parent, such plan, program or arrangement shall credit Company employees for service accrued or deemed accrued on or prior to the Effective Time with the Company or any affiliate or predecessor thereof. In addition, Parent shall waive limitations on benefits relating to any pre-existing conditions to the same extent such limitations are waived under any comparable Plan and recognize, for purposes of annual deductible and out-of-pocket limits under its medical and dental plans, deductible and out-of-pocket expenses paid by the Company's employees in the calendar year in which the Effective Time occurs.

         (d) On or prior to the Effective Time, the Company shall use its best efforts to enter into employment agreements in substantially the form attached hereto as Exhibit B with each of Messrs. Bacchi, Filipski and Harris.

         (e) The Company agrees to cooperate with Parent to encourage employees of the Company to continue their employment with the Surviving Corporation.

    SECTION 7.05.  Further Action; Consents; Filings.  (a)  Upon the terms and
                   ---------------------------------
subject to the conditions hereof, each of the parties hereto shall use its best efforts to (i) take, or cause to be taken, all appropriate action and do, or cause to be done, all things necessary, proper or advisable under applicable Law or otherwise to consummate and make effective the Merger and the other transactions contemplated by this Agreement, (ii) obtain from Governmental Entities any consents, licenses, permits, waivers, approvals, authorizations or orders required to be obtained or made by Parent or the Company or any of their subsidiaries in connection with the authorization, execution and delivery of this Agreement and the consummation of the Merger and the other transactions contemplated by this Agreement, (iii) contest any legal proceedings relating to the Merger, (iv) make all necessary filings, and thereafter make any other required submissions, with respect to this Agreement, the Merger and the other transactions contemplated by this Agreement required under applicable Law, and
(v) use reasonable best efforts to cause the shares of the Parent's common stock to be issued in the Merger to be approved for listing on the Nasdaq National Market prior to the Effective Time. The parties hereto shall cooperate with each other in connection with the making of all such filings, including by providing copies of all such documents to the nonfiling party and its advisors prior to filing and, if requested, by accepting all reasonable additions, deletions or changes suggested in connection therewith. If at any time after the Effective Time any further action is necessary to carry out the purposes of this Agreement, the proper officers and directors of each party hereto shall take all such necessary action.

         (b) Parent and the Company shall file promptly after the date of this Agreement notifications under the HSR Act or any other filing required by antitrust authorities and shall respond as promptly as practicable to all inquiries or requests received from the Federal Trade Commission or the Antitrust Division of the Department of Justice for additional information or documentation and shall respond as promptly as practicable to all inquiries and requests received from any State Attorney General or other Governmental Entity in connection with antitrust matters. The parties shall consult and cooperate with each other in connection with the making of all such filings or responses, including providing copies of all such documents to the other party and its advisors prior to filing or responding and notifying the other party of any communications or discussions with any government agency and affording the other party the opportunity to participate in such communications or discussions. Each of the parties hereto shall take, and shall cause its respective subsidiaries to take, all reasonable actions necessary to obtain (and to cooperate with the other parties in obtaining) any consent, approval, order or authorization of, or any exemption by, any Governmental Entity, or other third party required to be obtained or made by Parent, the Parent Subsidiaries or the Company in connection with the Merger or the taking of any action contemplated thereby or by this Agreement.

         (c) Notwithstanding any other provision of this Agreement to the contrary, Parent agrees to take any and all steps necessary to avoid or eliminate each and every impediment under any antitrust or competition Law that may be asserted by any Governmental Authority or any other person so as to enable the parties to consummate the transactions contemplated by this Agreement as promptly as practicable, including, without limitation, committing to and/or effecting, by consent decree, hold separate orders, or otherwise, the sale or disposition of such of the shares of Company Common Stock, or its or the Company's or their subsidiaries' assets, as are required to be divested or entering into such other arrangements as are required in order to avoid the entry of, or to effect the dissolution of, any injunction, temporary restraining order or other order in any suit or proceeding, which would otherwise have the effect of preventing or materially delaying the consummation of any part or all of the transactions contemplated by this Agreement, provided, however, that
                                                    --------  -------
Parent shall not be required to make any divestiture of any assets that are material to the Company or to the Parent and its subsidiaries, taken as a whole.

    SECTION 7.06.  Plan of Reorganization.  (a)  This Agreement is intended to
                   ----------------------
constitute a "plan of reorganization" within the meaning of Section 1.368-2(g) of the income tax regulations promulgated under the Code. From and after the date of this Agreement and until the Effective Time, each party hereto, shall use its reasonable best efforts to cause the Merger to qualify, and will not knowingly take any action, cause any action to be taken, fail to take any action or cause any action to fail to be taken which action or failure to act could prevent the Merger from qualifying, as a reorganization under the provisions of
Section 368(a) of the Code. Following the Effective Time, neither the Surviving Corporation, Parent nor any of their affiliates shall knowingly take any action, cause any action to be taken, fail to take any action or cause any action to fail to be taken, which action or failure to act could cause the Merger to fail to qualify as a reorganization under Section 368(a) of the Code.

         (b) As of the date hereof, the Company and the Shareholders do not know of any reason (i) why they would not be able to deliver to Shearman & Sterling, with a copy to Stradling Yocca Carlson & Rauth, at the date of the legal opinions referred to below, a certificate substantially in compliance with IRS published advance ruling guidelines, with customary exceptions and modifications thereto, to enable Shearman & Sterling to deliver the legal opinion contemplated by Section 8.03(c), and the Company and the Shareholders hereby agree to deliver such certificate effective as of the date of such opinion or (ii) why Shearman & Sterling would not be able to deliver the opinion required by Section 8.03(c).

         (c) As of the date hereof, Parent does not know of any reason (i) why it would not be able to deliver to Shearman & Sterling, with a copy to Stradling Yocca Carlson & Rauth, at the date of the legal opinion referred to below, a certificate substantially in compliance with IRS published advance ruling guidelines, with customary exceptions and modifications thereto, to enable Shearman & Sterling to deliver the legal opinion contemplated by Section 8.03(c), and Parent hereby agrees to deliver such certificate effective as of the date of such opinion or (ii) why Shearman & Sterling would not be able to deliver the opinion required by Section 8.03(c).

    SECTION 7.07.  Public Announcements. The initial press release relating to
                   --------------------
this Agreement shall be a joint press release the text of which has been agreed to by each of Parent and the Company. Prior to or subsequent to such initial press release, unless otherwise required by applicable Law or the rules and regulations of the Nasdaq National Market, neither Parent nor the Company shall issue any press release or otherwise make any public statements (including any written statement circulated to employees, customers or other third parties) with respect to this

Agreement, the Merger or any of the other transactions contemplated by this Agreement without the prior written consent of the other party. If Parent or the Company is required to issue any such press release or public statement, it shall use its best efforts to consult with the other party prior to its release.

    SECTION 7.08.  Director and Officer Liability.  (a)  For six years after the
                   ------------------------------
Effective Time, Parent and the Surviving Corporation shall indemnify and hold harmless the present and former officers and directors of the Company (each an

"Indemnified Person") in respect of acts or omissions occurring at or prior to
-------------------
the Effective Time to the fullest extent permitted by California Law or any other applicable laws.

         (b) If Parent, the Surviving Corporation or any of its successors or assigns (i) consolidates with or merges into any other person and shall not be the continuing or surviving corporation or entity of such consolidation or merger, or (ii) transfers or conveys all or substantially all of its properties and assets to any person, then, and in each such case, to the extent necessary, proper provision shall be made so that the successors and assigns of Parent or the Surviving Corporation, as the case may be, shall assume the obligations set forth in this Section 7.08.

         (c) The rights of each Indemnified Person under this Section 7.08 shall be in addition to any rights such Indemnified Person may have under the articles of incorporation or by-laws of the Company, or under California Law or any other applicable laws. These rights shall survive consummation of the Merger and are intended to benefit, and shall be enforceable by, each Indemnified Person.

    SECTION 7.09.  Affiliates. (a) Each Shareholder agrees that it will not
                   ----------
offer to sell, transfer or otherwise dispose of any Parent Common Stock issued pursuant to the Merger except pursuant to an effective registration statement or in compliance with Rule 145 of the Securities Act (the compliance with Rule 145 to be established by such Shareholder to the reasonable satisfaction of Parent's counsel).

         (b) Parent hereby agrees that for so long as and to the extent necessary to permit each Shareholder to sell Parent Common Stock pursuant to Rule 145, Parent shall (A) use its reasonable best efforts to (1) file, on a timely basis, all reports and data required to be filed with the SEC by it pursuant to Section 13 of the Exchange Act, so long as it is subject to such requirements, and (2) furnish to each Shareholder upon request a written statement as to whether Parent has complied with such reporting requirements during the 12 months preceding any proposed sale of Parent Common Stock by such Shareholder under Rule 145, and (B) otherwise use its best efforts to permit such sales pursuant to Rule 145. Parent hereby represents to each Shareholder that it has filed all reports required to be filed with the SEC under Section 13 of the Exchange Act during the preceding 12 months.

         (c) The Company shall deliver to Parent, on or prior to the Closing, an affiliate letter in the form attached hereto as Exhibit 7.09, executed by each of the Shareholders. Parent shall be entitled to issue appropriate stop transfer instructions to the transfer agent for the Parent Common Stock to be received by the Shareholders pursuant to the terms of this Agreement, consistent with the terms of such letters.

    SECTION 7.10.  Tax Matters. (a) The Shareholders may elect to terminate the
                   -----------
Company's status as an "S corporation" for federal and state income tax purposes effective as of January 1, 2001.

The Shareholders shall be able to prepare, and the Company shall file, all federal and state income tax returns of the Company for tax periods, including, but not limited to, any short S corporation tax period ("S Corporation Tax
                                                        ------------------
Returns"). Any S Corporation Tax Returns that have not been filed as of the
-------
Closing Date shall be prepared in a manner consistent with past practices of the Company.

         (b) If the Company receives any notice or correspondence concerning an S Corporation Tax Return, the Company shall promptly forward such notice or correspondence to the Shareholders. The Shareholders shall be able to control, in their sole discretion, any audit or other judicial proceeding, including the filing of any claim for refund, that relates to an S Corporation Tax Return. The Company shall deliver to the Shareholders, or their representatives, any power of attorney necessary to control such audit or other judicial proceeding. The Shareholders shall be entitled to any refund for any tax period covered by an S Corporation Return, and, if any such refund is received by the Company, such refund shall be promptly remitted to the Shareholders.

    SECTION 7.11.  Assistance and Cooperation.  After the Closing Date, each of
                   --------------------------
Parent and Company shall:

         (a) assist (and cause their respective affiliates to assist) the other party in preparing any Tax Returns or reports which such other party is responsible for preparing and filing;

         (b) cooperate fully in preparing for any audits of, or disputes with taxing authorities regarding, any Tax Returns of the Company;

         (c) make available to the other and to any taxing authority as reasonably requested all information, records, and documents relating to Taxes of the Company;

         (d) provide timely notice to the other in writing of any pending or threatened tax audits or assessments of the Company for taxable periods for which the other may have a liability, provided that failure to comply with this provision shall not affect the other party's rights to indemnification hereunder; and

         (e) furnish the other with copies of all correspondence received from any taxing authority in connection with any tax audit or information request with respect to any such taxable period.

    SECTION 7.12.  Notification of Certain Matters. Parent shall give prompt
                   -------------------------------
notice to the Company, and the Company shall give prompt notice to Parent, of
(i) the occurrence, or non-occurrence, of any event the occurrence, or non-occurrence, of which would be likely to cause (x) any representation or warranty contained in this Agreement to be untrue or inaccurate in any material respect or (y) any covenant or agreement contained in this Agreement not to be complied with in any material respect and (ii) any failure to satisfy any condition to the consummation of the Merger; provided, however, that the delivery of any
                                --------  -------
notice pursuant to this Section 7.12 shall not limit or otherwise affect the remedies available hereunder to the party receiving such notice.

    SECTION 7.13.  Pooling of Interests. From and after the date hereof and
                   --------------------
until the earlier to occur of the termination of this Agreement or the Effective Time, neither the Company nor Parent, nor any of their respective subsidiaries or other affiliates, shall knowingly take any action, or knowingly fail to take any action, that is reasonably likely to jeopardize the accounting of the transactions to be effected pursuant to this Agreement as a pooling of interests in accordance with

GAAP and applicable SEC regulations. Between the date of this Agreement and the earlier to occur of the termination of this Agreement or the Effective Time, each of the Company and Parent shall take all reasonable actions necessary to cause the qualification of the transactions to be effected pursuant to this Agreement as a pooling of interests, if such qualification becomes jeopardized by action taken by the Company or Parent, respectively, prior to the Effective Time. Following the Effective Time, Parent, the Surviving Corporation and their respective affiliates shall not knowingly take any action, or fail to take any action, that would jeopardize the accounting of the transactions to be effected pursuant to this Agreement as a pooling of interests.

    SECTION 7.14.  Resignation of Officers and Directors.  At or prior to the
                   -------------------------------------
Effective Time, the Company shall deliver to Parent the resignations of such officers and directors of the Company as Parent shall specify, which resignations shall be effective at the Effective Time and shall contain an acknowledgement that the relevant individual has no outstanding claims for compensation for loss of office, redundancy, unfair dismissal or otherwise as a result of such resignation.

    SECTION 7.15.  Access to Company Employees.  From and after the date hereof
                   ---------------------------
until the Effective Time, the Company will provide Parent with reasonable access to employees of the Company during normal working hours and upon prior written notice to provide information to such employees about Parent and their continued employment. All communications by Parent with employees of the Company shall be conducted in a manner that does not disrupt or interfere with the Company's efficient and orderly operation of its business.

    SECTION 7.16.  Customers and Suppliers. From and after the date hereof until
                   -----------------------
the Effective Time, upon Parent's written request, the Company shall use commercially reasonable efforts to introduce Parent to each of its customers and suppliers and shall promptly notify Parent in writing of any proposed or threatened termination of the Company's business relationship with any such customer or supplier.

    SECTION 7.17.  Non-Competition. (a) From and after the Effective Time until
                   ---------------
the later of the third anniversary of the Effective Time and two years following the termination of any Shareholder's employment with the Company (the "Restricted Period"), each Shareholder agrees, severally and not jointly, that
------------------
he shall not, without the prior written consent of Parent, (i) engage, directly or indirectly, in the Company Business, or (ii) directly or indirectly, own an interest in, manage, operate, join, control, lend money or render financial or other assistance to or participate in, or be connected with, as an officer, employee, partner, stockholder, consultant or otherwise, any person that engages in the Company Business; provided, however, that, for the purposes of this
Section 7.17, ownership of securities having no more than three (3%) percent of the outstanding voting power of any entity that is listed on any national securities exchange or traded actively in the national over-the-counter market shall not be deemed to be in violation of this Section 7.17 so long as the person owning such securities has no other connection or relationship with such entity.

         (b) As a separate and independent covenant, the Shareholders agree with Parent that, during the Restricted Period, the Shareholders will not in any way, directly or indirectly, attempt to interfere with any officers, employees, representatives or agents of the Company, or induce or attempt to induce any of them to leave the employ of the Company or violate the terms of their contracts, or any employment arrangements or confidentiality agreements, with the Company.

         (c) The Restricted Period shall be extended by the length of any period during which any of the Shareholders is in breach of the terms of this
Section 7.17.

         (d) The Shareholders acknowledge that the covenants of the Shareholders set forth in this Section 7.17 are an essential element of this Agreement and that, but for the agreement of the Shareholders to comply with these covenants, Parent would not have entered into this Agreement.

    SECTION 7.18.  No Solicitation of Transactions. The Company will not,
                   -------------------------------
directly or indirectly, and will instruct its officers, directors, employees, agents or advisors or other representatives (including, without limitation, any investment banker, attorney or accountant retained by it), not to, directly or indirectly, solicit, initiate or knowingly encourage (including by way of furnishing nonpublic information), or take any other action knowingly to facilitate, any inquiries or the making of any proposal or offer (including, without limitation, any proposal or offer to the Shareholders) that constitutes, or may reasonably be expected to lead to, any Competing Transaction, or enter into or maintain or continue discussions or negotiate with any person or entity in furtherance of such inquiries or to obtain a Competing Transaction, or authorize or permit any of the officers, directors or employees of the Company, or any investment banker, financial advisor, attorney, accountant or other representative retained by the Company, to take any such action. The Company shall notify Parent promptly if any proposal or offer, or any inquiry or contact with any person with respect thereto, regarding a Competing Transaction is made. The Company immediately shall cease and cause to be terminated all existing discussions or negotiations with any parties conducted heretofore with respect to a Competing Transaction.

                                 ARTICLE VIII

                           CONDITIONS TO THE MERGER

    SECTION 8.01.  Conditions to the Obligations of Each Party. The obligations
                   -------------------------------------------
of the Company, Parent and the Merger Sub to consummate the Merger are subject to the satisfaction or waiver of the following conditions:

         (a) this Agreement shall have been approved and adopted by the requisite affirmative vote of the Shareholders of the Company in accordance with California Law and the Company's articles of incorporation;

         (b) no Governmental Entity or court of competent jurisdiction located or having jurisdiction in the United States shall have enacted, issued, promulgated, enforced or entered any law, rule, regulation, judgment, decree, executive order or award (an "Order") which is then in effect and has the effect
                              -----
of making the Merger illegal or otherwise prohibiting consummation of the Merger;

         (c) any waiting period (and any extension thereof) applicable to the consummation of the Merger under the HSR Act shall have expired or been terminated; and

         (d)  each of Parent and the Company shall have received from each of
(i) PricewaterhouseCoopers LLP, independent auditors for the Company, a letter dated as of the Closing Date in substance reasonably satisfactory to Parent and the Company (which may contain customary qualifications and assumptions) to the effect that PricewaterhouseCoopers LLP concurs with the conclusion of the Company's management that no conditions exist related to the Company that would preclude Parent from accounting for the Merger as a "pooling-of-interests" and
(ii) Ernst & Young LLP, independent accountants for Parent, a letter dated as of the Closing Date in substance reasonably satisfactory to Parent and the Company (which may contain customary qualifications and assumptions) to the effect that Ernst & Young LLP concurs with the conclusion of Parent's management that no conditions exist related to Parent that would preclude Parent from accounting for the Merger as a "pooling-of- interests."

    SECTION 8.02.  Conditions to the Obligations of Parent and the Merger Sub.
                   ----------------------------------------------------------
The obligations of Parent and the Merger Sub to consummate the Merger are subject to the satisfaction or waiver of the following additional conditions:

         (a) each of the representations and warranties of the Company and the Shareholders contained in this Agreement shall be true and correct as of the Effective Time as though made on and as of the Effective Time, except that those representations and warranties which address matters only as of a particular date shall remain true and correct as of such date, with only such exceptions as would not have a Company Material Adverse Effect, and Parent shall have received a certificate of the Chief Executive Officer of the Company to such effect;

         (b) the Company shall have performed or complied with all agreements and covenants required by this Agreement to be performed or complied with by it on or prior to the Effective Time, with only such exceptions as would not have a Company Material Adverse Effect, and Parent shall have received a certificate of the Chief Executive Officer of the Company to that effect;

         (c) there shall not be pending any suit, action, investigation or proceeding to which a Governmental Entity is a party (i) seeking to restrain or prohibit the consummation of the Merger or any of the other transactions contemplated by this Agreement or seeking to obtain from Parent or the Company any damages that are material or (ii) seeking to prohibit or limit the ownership or operation by Parent or the Company of any material portion of their respective businesses or assets;

         (d) Parent shall have received from each Shareholder of the Company an executed copy of the affiliate letter referred to in Section 7.09(c) attached hereto as Exhibit 7.09; and

         (e) the Shareholders shall have approved the terms and provisions of this Agreement and of the Merger at a special meeting of the Shareholders or by written consent in accordance with applicable provisions of California Law and the articles of incorporation and by-laws of the Company.

    SECTION 8.03.  Conditions to the Obligations of the Company and the
                   ----------------------------------------------------
Shareholders. The obligations of the Company and the Shareholders to consummate the Merger are subject to the satisfaction or waiver (where permissible) of the following additional conditions:

         (a) each of the representations and warranties of Parent and the Merger Sub contained in this Agreement shall be true and correct as of the Effective Time, as though made on and as of the Effective Time, except that those representations and warranties which address matters only as of a particular date shall remain true and correct as of such date, with only such exceptions as would not have a Parent Material Adverse Effect, and the Company shall have received a certificate of a duly authorized officer of Parent to such effect;

          (b) Parent and the Merger Sub shall have performed or complied with all agreements and covenants required by this Agreement to be performed or complied with by it on or prior to the Effective Time, with only such exceptions as would not have a Parent Material Adverse Effect, and the Company shall have received a certificate of a duly authorized officer of Parent to that effect; and

          (c) the Shareholders shall have received the opinion of Shearman & Sterling, counsel to the Company and the Shareholders, based upon representations of Parent, the Merger Sub and the Company, and normal assumptions, to the effect that the Merger will be treated for federal income tax purposes as a reorganization qualifying under the provisions of Section 368(a) of the Code and that each of Parent, the Merger Sub and the Company will be a party to the reorganization within the meaning of Section 368(b) of the Code, which opinion shall not have been withdrawn or modified in any material respect. The issuance of such opinion shall be conditioned on receipt by Shearman & Sterling of certificates from each of Parent and the Company and the Shareholders as contemplated in Section 7.06 of this Agreement. Each such certificate shall be dated on or before the date of such opinion and shall not have been withdrawn or modified in any material respect as of the Effective Time.

                                  ARTICLE IX

                                INDEMNIFICATION

    SECTION 9.01.  Survival of Representations and Warranties.  The
                   ------------------------------------------
Disclosure Schedules and the Parent Disclosure Schedules (collectively, the "Acquisition Documents"), shall survive the Effective Time for a period of 12
 ---------------------
months. If written notice of a claim has been given prior to the expiration of the applicable representations and warranties by a party hereto (which notice shall indicate with reasonable specificity the amount and nature of the claim and the representation on which it is based) to another party hereto, then the relevant representations and warranties shall survive as to such claim until such claim has been finally resolved.

     SECTION 9.02.  Indemnification by the Shareholders.  (a)  After the
                    -----------------------------------
Effective Time, Parent, the Merger Sub and their affiliates (including, after the Effective Time, the Surviving Corporation), officers, directors, employees, agents, successors and assigns (collectively, the "Parent Indemnified Parties")
                                                   --------------------------
shall be indemnified and held harmless by each of the Shareholders, severally, but not jointly, for any and all Liabilities, losses, damages, diminution in value, claims, costs and expenses, interest, awards, judgments and penalties (including, without limitation, attorneys' and consultants' fees and expenses) (hereinafter, a "Loss"), arising out of or resulting from:
                 ----

               (i) the breach of any representation or warranty made by the Company or such Shareholder in the Acquisition Documents (in each case, solely for purposes of calculating the amount of any Loss pursuant to this
     Section 9.02, any and all qualifications of a representation or warranty using the words "material," "materiality," "Company Material Adverse Effect," the negatives thereof, and words of similar import, shall be excluded, as though, for such purposes, the representation or warranty in question had been made without such qualification);

          (ii) the breach of any covenant or agreement made by the Company or such Shareholder in the Acquisition Documents to be performed on or prior to the Effective Time; or

          (iii) the breach of any covenant or agreement made by the Company or such Shareholder in the Acquisition Documents to be performed after the Effective Time.

       (b) Notwithstanding anything to the contrary contained in this Agreement, except with respect to claims based on fraud:

          (i) the maximum aggregate amount of indemnifiable Losses arising out of or resulting from the causes enumerated in Section 9.02(a)(i) and (ii) which may be recovered from any Shareholder shall be limited to the Escrow Shares and shall not exceed such Shareholder's pro rata share of the Escrow Shares; and

          (ii) no indemnification payment by the Shareholders with respect to any indemnifiable Loss otherwise payable under Section 9.02(a) and arising out of or resulting from the causes enumerated in Section 9.02(a)(i) and
     (ii) shall be payable until such time as all such indemnifiable Losses shall aggregate to more than $3,500,000, after which time the Shareholders shall be liable for all indemnifiable Losses, including the first $3,500,000, and only if the event or condition giving rise to a claim for indemnification exceeds $50,000.

     In no event shall the Shareholders be liable for consequential damages under this Agreement.

     SECTION 9.03.  Indemnification by Parent.  (a)  After the Effective Time,
                    -------------------------
the Shareholders and their respective affiliates, officers, directors, employees, agents, successors and assigns (collectively, the "Shareholder
                                                              -----------
Indemnified Parties") shall be indemnified and held harmless by Parent for any
-------------------
and all Losses, arising out of or resulting from:

          (i) the breach of any representation or warranty made by Parent or the Merger Sub in the Acquisition Documents (in each case, solely for purposes of calculating the amount of any Loss pursuant to this Section 9.03, any and all qualifications of a representation or warranty using the words "material," "materiality," "Parent Material Adverse Effect," the negatives thereof, and words of similar import, shall be excluded, as though, for such purposes, the representation or warranty in question had been made without such qualification);

          (ii) the breach of any covenant or agreement made by Parent or the Merger Sub in the Acquisition Documents to be performed on or prior to the Effective Time; or

          (iii) the breach of any covenant or agreement made by Parent or the Merger Sub in the Acquisition Documents to be performed after the Effective Time.

       (b) Notwithstanding anything to the contrary contained in this Agreement, except with respect to claims based on fraud:

          (i) the maximum aggregate amount of indemnifiable Losses arising out of or resulting from the causes enumerated in Section 9.03(a)(i) and (ii) which may be recovered from Parent shall be limited to $3,500,000; and

          (ii) no indemnification payment by Parent with respect to any indemnifiable Loss otherwise payable under Section 9.03(a) and arising out of or resulting from the causes enumerated in Section 9.03(a)(i) and (ii) shall be payable until such time as all such indemnifiable Losses shall aggregate to more than $3,500,000, after which time Parent shall be liable only for all indemnifiable Losses, including the first $3,500,000.

     In no event shall Parent be liable for consequential damages under this Agreement.

     SECTION 9.04.  Indemnification Procedures.  For purposes of this Section
                    --------------------------
9.04, a party against which indemnification may be sought is referred to as the "Indemnifying Party" and the party which may be entitled to indemnification is
-------------------
referred to as the "Indemnified Party".  The obligations and Liabilities of
                    -----------------
Indemnifying Parties under this Article IX with respect to Losses arising from claims of any third party which are subject to the indemnification provided for in this Article IX ("Third Party Claims") shall be governed by and contingent
                     ------------------
upon the following additional terms and conditions: if an Indemnified Party shall receive notice of any Third Party Claim, the Indemnified Party shall give the Indemnifying Parties notice of such Third Party Claim within 90 days of the receipt by the Indemnified Party of such notice; provided, however, that the
                                                 --------  -------
failure to provide such notice shall not release an Indemnifying Party from any of its obligations under this Article IX except to the extent that such Indemnifying Party is materially prejudiced by such failure. The notice of claim shall describe in reasonable detail the facts known to the Indemnified Party giving rise to such indemnification claim, and the amount or good faith estimate of the amount arising therefrom.

          (i) If the Indemnifying Party acknowledges in writing its obligation to indemnify the Indemnified Party hereunder against any Losses that may result from such Third Party Claim, then the Indemnifying Party shall be entitled to assume and control the defense of such Third Party Claim at its expense and through counsel of its choice, reasonably acceptable to the Indemnified Party, if it gives notice of its intention to do so to the Indemnified Party within ten days of the receipt of such notice from the Indemnified Party; provided, however, that if (A) the Indemnifying Party
                        --------  -------
     fails to diligently defend such Third Party Claim and (B) there exists or is reasonably likely to exist a conflict of interest that would make it inappropriate in the judgment of the Indemnified Party, in its reasonable discretion, for the same counsel to represent both the Indemnified Party and the Indemnifying Party, then the Indemnified Party shall be entitled to retain its own counsel, in each jurisdiction for which counsel is required, at the expense of the Indemnifying Party. In the event that the Indemnifying Party exercises the right to undertake any such defense against any such Third Party Claim as provided above, the Indemnified Party shall cooperate with the Indemnifying Party in such defense and make available to the Indemnifying Party, at the Indemnifying Party's expense, all witnesses, pertinent records, materials and information in the Indemnified Party's possession or under the Indemnified Party's control relating thereto as is reasonably required by the Indemnifying Party. Similarly, in the event the Indemnified Party is, directly or indirectly, conducting the defense against any such Third Party Claim, the Indemnifying Party shall cooperate with the Indemnified Party in such defense and make available to the Indemnified Party, at the Indemnifying Party's expense, all such witnesses, records, materials and information in the Indemnifying Party's possession or under the Indemnifying Party's control relating thereto as is reasonably required by the Indemnified

     Party. No such Third Party Claim may be settled by any party conducting the defense against such claim without the prior written consent of the other party unless the other party and its affiliates are released in full in connection with such settlement.

     SECTION 9.05.  Distributions from Escrow Fund.  In the event that (a) the
                    ------------------------------
Shareholders shall not have objected to the amount claimed by a Parent Indemnified Party for indemnification with respect to any Loss in accordance with the procedures set forth in the Escrow Agreement or (b) the Shareholders shall have delivered notice of their disagreement as to the amount of any indemnification requested by a Parent Indemnified Party and either (i) the Shareholders and the Parent Indemnified Party shall have, subsequent to the giving of such notice, mutually agreed that a Shareholder is obligated to indemnify the Parent Indemnified Party for a specified amount and shall have so jointly notified the Escrow Agent or (ii) a final nonappealable judgment shall have been rendered by the court having jurisdiction over the matters relating to such claim by the Parent Indemnified Party for indemnification from such Shareholder and the Escrow Agent shall have received, in the case of clause (i) above, written instructions from such Shareholder and the Parent Indemnified Party or, in the case of clause (ii) above, a copy of the final nonappealable judgment of the court, the Escrow Agent shall deliver to the Parent Indemnified Party from the Indemnity Escrow Fund any amount determined to be owed to the Parent Indemnified Party under this Article IX in accordance with the Escrow Agreement.


                                   ARTICLE X

                       TERMINATION, AMENDMENT AND WAIVER

     SECTION 10.01.  Termination.  This Agreement may be terminated and the
                     -----------
Merger and the other transactions contemplated by this Agreement may be abandoned at any time prior to the Effective Time, notwithstanding any requisite approval and adoption of this Agreement and the transactions contemplated by this Agreement, as follows:

      (a) by mutual written consent duly authorized by the Boards of Directors of each of Parent and the Company;

      (b) by either Parent or the Company if the Effective Time shall not have occurred on or before March 31, 2001; provided, however, that the right to
                                      --------  -------
terminate this Agreement under this Section 10.01(b) shall not be available to any party whose failure to fulfill any obligation under this Agreement has been the cause of, or resulted in, the failure of the Effective Time to occur on or before March 31, 2001;

      (c) if there shall be any Order which is final and nonappealable preventing the consummation of the Merger;

      (d) by Parent upon a breach of any material representation, warranty, covenant or agreement on the part of the Company set forth in this Agreement, or if any representation or warranty of the Company shall have become untrue, in either case such that the conditions set forth in Section 8.02(a) and Section 8.02(b) would not be satisfied ("Terminating Company Breach"); provided,
                                 --------------------------    --------
however, that, if such Terminating Company Breach is curable by the Company
-------
through the exercise of its best efforts and for so long as the Company continues to exercise such best efforts (but in any event not to exceed thirty
(30) days following notice thereof), Parent may not terminate this Agreement under this Section 10.01(d); or

      (e) by the Company upon a breach of any material representation, warranty, covenant or agreement on the part of Parent and the Merger Sub set forth in this Agreement, or if any representation or warranty of Parent and the Merger Sub shall have become untrue, in either case such that the conditions set forth in Section 8.03(a) and Section 8.03(b) would not be satisfied ("Terminating Parent Breach"); provided, however, that, if such Terminating
  -------------------------
Parent Breach is curable by Parent and the Merger Sub through the exercise of their respective best efforts and for so long as Parent and the Merger Sub continue to exercise such best efforts (but in any event not to exceed thirty
(30) days following notice thereof), the Company may not terminate this Agreement under this Section 10.01(e).

     SECTION 10.02.  Effect of Termination.  In the event of termination of this
                     ---------------------
Agreement pursuant to Section 10.01, this Agreement shall forthwith become void, there shall be no liability under this Agreement on the part of Parent, the Merger Sub or the Company or any of their respective officers or directors, and all rights and obligations of each party hereto shall cease, provided, however,
                                                             --------  -------
that nothing herein shall relieve any party from liability for the willful breach of any of its representations, warranties, covenants or agreements set forth in this Agreement prior to the date of such termination.

     SECTION 10.03.  Amendment.  This Agreement may be amended by the parties
                     ---------
hereto by action taken by or on behalf of their respective Boards of Directors at any time prior to the Effective Time. This Agreement may not be amended except by an instrument in writing signed by the parties hereto.

     SECTION 10.04.  Waiver.  At any time prior to the Effective Time, any party
                     ------
hereto may (a) extend the time for the performance of any obligation or other act of any other party hereto, (b) waive any inaccuracy in the representations and warranties contained herein or in any document delivered pursuant hereto, and (c) waive compliance with any agreement or condition contained herein. Any such extension or waiver shall be valid if set forth in an instrument in writing signed by the party or parties to be bound thereby.

                                  ARTICLE XI

                               GENERAL PROVISIONS

     SECTION 11.01.  Notices.  All notices, requests, claims, demands and other
                     -------
communications hereunder shall be in writing and shall be given (and shall be deemed to have been duly given upon receipt) by delivery in person, by cable, telecopy, facsimile, telegram or telex or by registered or certified mail (postage prepaid, return receipt requested) to the respective parties at the following addresses (or at such other address for a party as shall be specified in a notice given in accordance with this Section 11.01):

          if to Parent or the Merger Sub:

               Newport Corporation
               1791 Deere Avenue
               Irvine, California 92606
               Facsimile No.:  (949) 253-1221
               Attention:  Chief Financial Officer
          with a copy to:

               Stradling Yocca Carlson & Rauth
               660 Newport Center Drive, Suite 1600
               Newport Beach, California 92660
               Facsimile No.:  (949) 725-4100
               Attention:  Jeffrey B. Coyne, Esq.

          if to the Company:

               Kensington Laboratories, Inc.
               750 National Court
               Richmond, California 94804
               Facsimile No.:  (510) 233-5544
               Attention:  Paul Filipski

          with a copy to:

               Shearman & Sterling
               555 California Street
               San Francisco, California  94104
               Facsimile No.:  (415) 616-1199
               Attention:  Peter D. Lyons, Esq.

     SECTION 11.02.  Certain Definitions.  (a)  As used in this Agreement, the
                     -------------------
following terms shall have the following meanings:

          (i)   "affiliate" of a specified person means a person who directly
                 ---------
     or indirectly through one or more intermediaries controls, is controlled by, or is under common control with such specified person;

          (ii)  "business day" means any day on which banks are not required or
                 ------------
     authorized to close in San Francisco, California;

          (iii) "CERCLA" means the Comprehensive Environmental Response,
                 ------
     Compensation and Liability Act of 1980, as amended as of the date hereof;

          (iv)  "Capital Stock" means common stock, preferred stock,
                 -------------
     partnership interests, limited liability company interests or other ownership interests entitling the holder thereof to vote with respect to matters involving the Company.

          (v)   "Common Stock Certificate" means the certificates that
                 ------------------------
     immediately prior to the Effective Time represented outstanding shares of Company Common Stock;

          (vi)  "Company Business" means the business of developing,
                 ----------------
     manufacturing and selling robotics, metrology automation and optical automation systems to the semiconductor automation and optical communications industries;

          (vii) "Company IP" collectively means the Company Marks, the Company
                 ----------
     Patents, the Company Registered Copyrights and all other Copyrights in which the Company or any subsidiary has an ownership interest or which have been exclusively licensed to the Company, the Company Trade Secrets, and the Company Identified Other IP;

          (viii) "Company Material Adverse Effect" means any change in or
                  -------------------------------
     effect on the business of the Company that is materially adverse to the financial condition or results of operations of the Company, except for any such changes or effects resulting from or arising in connection with any
     (a) changes attributable to conditions affecting the semiconductor automation or optical communications industries generally, (b) changes in general economic, political or regulatory conditions, or (c) changes attributable to the announcement or pendency of the transactions contemplated hereby;

          (ix)   "Competing Transaction" means any of the following involving
                  ---------------------
     the Company (other than the Merger and the other transactions contemplated by this Agreement): (i) a merger, consolidation, share exchange, business combination or other similar transaction; (ii) any sale, lease, exchange, transfer or other disposition of a material portion of the assets of the Company; (iii) a tender offer or exchange offer for 50% or more of the outstanding voting securities of the Company; or (iv) any solicitation in opposition to approval by the Shareholders of this Agreement and the Merger.

          (x)    "control" (including the terms "controlled by" and "under
                  -------
     common control with") means the possession, directly or indirectly or as trustee or executor, of the power to direct or cause the direction of the management and policies of a person, whether through the ownership of voting securities, as trustee or executor, by contract or credit arrangement or otherwise;

          (xi)   "Copyrights" shall mean collectively all copyrights and
                  ----------
     registrations and applications therefor;

          (xii)  "Environmental Laws" means any federal, state or local statute,
                  ------------------
     law, ordinance, regulation, rule, code or order of the United States, or any other jurisdiction and any enforceable judicial or administrative interpretation thereof, including any judicial or administrative order, consent decree or judgment, relating to pollution or protection of the environment or natural resources, including, without limitation, those relating to the use, handling, transportation, treatment, storage, disposal, release or discharge of Hazardous Materials, as in effect as of the date of this Agreement;

          (xiii) "Environmental Permits" means any permit, approval,
                  ---------------------
     identification number, license and other authorization required under any applicable Environmental Law;

          (xiv)  The "Exchange Ratio" shall equal Thirty-Five Thousand Dollars
                      --------------
     ($35,000.00) (less 1/10,000 of the total costs and expenses incurred by the Company or the Shareholders pursuant to Section 11.10 hereunder) divided by the Parent Share Value. The "Parent Share Value" shall be the average of
                                  ------------------
     the closing price per share for shares of Parent Common Stock as reported on the Nasdaq National Market on each of the ten (10) consecutive trading days preceding the second trading day prior to the Closing Date (the "Average Share Price") provided, however, if the Average Share Price is
      -------------------   --------  -------
     less than $84.50, the Parent Share Value shall be $84.50, and if the Average Share Price is greater than $109.00, the Parent Share Value shall be $109.00.

          (xv)    "Hazardous Materials" means (a) any petroleum, petroleum
                   -------------------
     products, by-products or breakdown products, radioactive materials, asbestos-containing materials or polychlorinated biphenyls or (b) any chemical, material or substance defined or regulated as toxic or hazardous or as a pollutant or contaminant or waste under any applicable Environmental Law;

          (xvi)   "Intellectual Property Rights" means all intellectual property
                   ----------------------------
     rights arising from or associated with any Marks, Patents, Copyrights, Trade Secrets or Other IP, whether protected, created or arising under the laws of the United States or any other jurisdiction;

          (xvii)  "knowledge of the Company" or "the Company's knowledge" means
                   ------------------------      -----------------------
     the actual knowledge of Paul Bacchi, Paul Filipski and David Harris and such knowledge that would be imputed to such persons upon due investigation;

          (xviii) "Lien" means, with respect to any asset (including any
                   ----
     security), any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset; provided, however, that
                                                       --------  -------
     the term "Lien" shall not include: (i) statutory liens for taxes that are not yet due and payable or are being contested in good faith by appropriate proceedings or that are otherwise not material; (ii) statutory or common law liens to secure obligations to landlords, lessors or renters under leases or rental agreements confined to the premises rented; (iii) deposits or pledges made in connection with, or to secure payment of, workers' compensation, unemployment insurance, old age pension or other social security programs mandated under Laws applicable to the Company; (iv) statutory or common law liens in favor of carriers, warehousemen, mechanics and materialmen, to secure claims for labor, materials or supplies and other like liens;

          (xix)   "Marks" shall mean collectively all trade names, registered
                   -----
     and unregistered trademarks and service marks, Internet domain names, and trade dress rights, and all applications (including intent to use applications) to register any of the foregoing;

          (xx)    "Mask Work" shall mean a series of related images, however
                   ---------
     fixed or encoded (A) having or representing the predetermined, three-dimensional pattern of metallic, insulating or semiconductor material present or removed from the layers of semiconductor chip product; and (B) in which series the relation of the images to one another is that each image has the pattern of the surface of one form of the semiconductor chip product;

          (xxi)   "Other IP" shall mean collectively all mask work rights, moral
                   --------
     rights, publicity rights and any other proprietary, intellectual or industrial property or similar intangible rights of any kind or nature that do not comprise or are not protected by Company Marks, Company Patents, Company Registered Copyrights or Company Trade Secrets;

          (xxii)  "Owned IP" means all Company IP other than that which has
                   --------
     been licensed to it by another person;

          (xxiii) "Parent Common Stock" means the common stock, $0.1167 stated
                   -------------------
     value per share, of Parent;

          (xxiv)   "Parent Material Adverse Effect" means any change in or
                    ------------------------------
     effect on the business of Parent and the Parent Subsidiaries that is materially adverse to the financial condition or results of operations of Parent and the Parent Subsidiaries taken as a whole, except for any such changes or effects resulting from or arising in connection with any (a) changes in general economic, political or regulatory conditions, or (b) changes attributable to the announcement or pendency of the transactions contemplated hereby;

          (xxv)    "Patents" shall mean collectively all patents or registered
                    -------
     models, registered industrial designs and all applications and applications to register any of the foregoing, including any and all continuation, divisional, continuation-in-part, reexamination and reissue patent applications, and any patents issuing therefrom;

          (xxvi)   "person" means an individual, corporation, partnership,
                    ------
     limited partnership, syndicate, person (including, without limitation, a "person" as defined in Section 13(d)(3) of the Exchange Act), trust, association or entity or government, political subdivision, agency or instrumentality of a government; and

          (xxvii)  "Software" shall mean any and all (A) computer programs,
                    --------
     including any and all software and firmware implementations of algorithms, models and methodologies, whether in source code or object code, (B) databases and compilations, including any and all data and collections of data, whether machine readable or otherwise, (C) descriptions, flow-charts and other work product used to design, plan, organize and develop any of the foregoing, and (D) all documentation, including user manuals and training software, relating to any of the foregoing, in each case developed, used or licensed by the Company and material to the Company Business, specifically excluding those items prepared for customers in the operation of the Company's business for which the customer contractually has vested title and for which the Company has not received a license to use the same;

          (xxviii) "subsidiary" or "subsidiaries" of any person means any
                    ----------      ------------
     corporation, partnership, joint venture or other legal entity of which such person (either alone or through or together with any other subsidiary) owns, directly or indirectly, more than 50% of the stock or other equity interests, the holders of which are generally entitled to vote for the election of the board of directors or other governing body of such corporation or other legal entity; and

          (xxix)   "Trade Secrets" shall mean collectively all know-how,
                    -------------
     inventions, discoveries, improvements, concepts, ideas, methods, processes, designs, plans, schematics, drawings, formulae, technical data, specifications, research and development information, data bases and other proprietary or confidential information, including customer lists, technology and product roadmaps, business and marketing plans and information, and financial information.

          (b) The following terms shall have the meanings defined for such terms in the Sections of this Agreement set forth below:

     Term                              Section
     ----                              -------
     Acquisition Documents..........   9.01
     affiliate......................   11.02(a)

     Agreement.......................  Preamble
     Agreement of Merger.............  1.02
     Audited Financial Statements....  3.07(a)
     Assets..........................  3.16
     Average Share Price.............  2.01(c)
     Blue Sky Laws...................  3.05(b)
     business day....................  11.02(a)
     California Law..................  Recitals
     California Permit...............  7.01(a)
     Capital Stock...................  11.02(a)
     CERCLA..........................  11.02(a)
     Change in control...............  3.10(d)
     Closing.........................  1.02
     Closing Date....................  1.02
     Code............................  Recitals
     Common Stock Certificates.......  11.02(a)
     Company.........................  Preamble
     Company Business................  11.02(a)
     Company Common Stock............  Recitals
     Company Disclosure Schedule.....  Article III
     Company Identified Other IP.....  3.13(a)
     Company IP......................  11.02(a)
     Company Invention Disclosures...  3.13(a)
     Company Marks...................  3.13(a)
     Company Material Adverse Effect.  11.02(a)
     Company Patents.................  3.13(a)
     Company Permits.................  3.06(a)
     Company Products................  3.13(g)
     Company Registered Copyrights...  3.13(a)
     Company Securities..............  3.03
     Company Software................  3.13(c)
     Company Trade Secrets...........  3.13(a)
     Company's knowledge.............  11.02(a)
     Competing Transaction...........  11.02(a)
     Confidentiality Agreement.......  7.03(b)
     Contaminant.....................  3.13(m)
     control.........................  11.02(a)
     Copyrights......................  11.02(a)
     COTS Software...................  3.13(c)
     Disabling Code..................  3.13(m)
     Effective Time..................  1.02
     Employment Agreements...........  Recitals
     Environmental Laws..............  11.02(a)
     Environmental Permits...........  11.02(a)
     ERISA...........................  3.10(a)
     Escrow Agent....................  2.04
     Escrow Agreement................  2.04
     Escrow Fund.....................  2.04
     Escrow Shares...................  2.04

     Exchange Act....................  5.03(c)
     Exchange Ratio..................  2.01(c)
     Exploitation Agreements.........  3.13(g)
     GAAP............................  3.07(a)
     Governmental Entity.............  3.05(b)
     Hazardous Materials.............  11.02(a)
     HSR Act.........................  3.05(b)
     Indemnified Party...............  9.04
     Indemnified Person..............  7.08(a)
     Indemnifying Party..............  9.04
     Information Statement...........  7.01(a)
     Insurance Policies..............  3.18
     Intellectual Property Rights....  11.02(a)
     IRS.............................  3.10(b)
     Knowledge of the Company........  11.02(a)
     Law.............................  3.05(a)
     Liabilities.....................  3.07(b)
     Licensed Intellectual
       Property Rights...............  3.13(f)
     Licensed Software...............  3.13(c)
     Licensed Software Agreements....  3.13(f)
     Licensed Technology Agreements..  3.13(f)
     Lien............................  11.02(a)
     Loss............................  9.02
     Marks...........................  11.02(a)
     Mask Works......................  11.02(a)
     Material Contracts..............  3.11(a)
     Merger..........................  Recitals
     Merger Consideration............  2.01(a)
     Merger Sub......................  Preamble
     Multiemployer Plan..............  3.10(c)
     Multiple Employer Plan..........  3.10(c)
     Order...........................  8.01(b)
     Other Company Technology........  3.13(g)
     Other IP........................  11.02(a)
     Other Licensed Technology.......  3.13(f)
     Owned IP........................  11.02(a)
     Owned Software..................  3.13(c)
     Parent..........................  Preamble
     Parent Common Stock.............  11.02(a)
     Parent Disclosure Schedule......  Article V
     Parent Indemnified Parties........9.02
     Parent Liabilities................5.07(c)
     Parent Material Adverse Effect....11.02(b)
     Parent Permits....................5.06(a)
     Parent SEC Reports................5.07
     Parent Share Value................11.02(a)
     Parent Stock Plans................5.03(a)
     Parent Subsidiaries...............5.01
     Patents...........................11.02(a)
     person............................11.02(a)
     Plans.............................3.10(a)
     Proxy Holder......................7.02(c)
     Representatives...................7.03(a)
     Restricted Period.................7.17
     S Corporation Tax Returns.........7.10(a)
     SEC...............................4.04
     Securities Act....................5.03(c)
     Shareholder Indemnified Parties...9.03
     Shareholders......................Preamble
     Software..........................11.02(a)
     subsidiary........................11.02(a)
     Surviving Corporation.............1.01
     Taxes.............................3.14(c)
     Terminating Company Breach......  10.01(d)
     Terminating Parent Breach.......  10.01(e)
     Third Party Acquisition.........  7.02(c)
     Third Party Claims..............  9.04(i)
     Trade Secrets...................  11.02(a)
     Unaudited Financial Statements..  3.07(a)
     Year 2000 Compliant.............  3.13(l)

     SECTION 11.03.  Severability. If any term or other provision of this
                     ------------
Agreement is invalid, illegal or incapable of being enforced by any rule of Law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated by this Agreement is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner in order that the transactions contemplated by this Agreement be consummated as originally contemplated to the fullest extent possible.

     SECTION 11.04.  Assignment; Binding Effect; Benefit. Neither this Agreement
                     -----------------------------------
nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto (whether by operation of law or otherwise) without the prior written consent of the other parties. Subject to the preceding sentence, this Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns. Notwithstanding anything contained in this Agreement to the contrary, nothing in this Agreement (except for the provisions of Sections 7.05 and 7.09), expressed or implied, is intended to confer on any person other than the parties hereto or their respective successors and assigns any rights, remedies, obligations or liabilities under or by reason of this Agreement.

     SECTION 11.05.  Incorporation of Exhibits. The Company Disclosure Schedule,
                     -------------------------
the Parent Disclosure Schedule and all Exhibits attached hereto and referred to herein are hereby incorporated herein and made a part hereof for all purposes as if fully set forth herein.

     SECTION 11.06.   Governing Law; Forum. This Agreement shall be governed by,
                      --------------------
and construed in accordance with, the laws of the State of California applicable to contracts executed in and to be performed in that state and without regard to any applicable conflicts of law. All actions and proceedings arising out of or relating to this Agreement shall be heard and determined in any California state or federal court. Each of the parties in this Agreement (a) consents to submit itself to the personal jurisdiction of any California state or federal court in the event any dispute arises out of this Agreement or any of the transactions contemplated by this Agreement, (b) agrees that it will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court and (c) agrees that it will not bring any action in relation of this Agreement, the Merger or any of the other transactions contemplated hereby in any court other than a California state or federal court.

     SECTION 11.07.   Headings.  The descriptive headings contained in this
                      --------
Agreement are included for convenience of reference only and shall not affect in any way the meaning or interpretation of this Agreement.

     SECTION 11.08.   Counterparts.  This Agreement may be executed and
                      ------------
delivered (including by facsimile transmission) in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed and delivered shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.

     SECTION 11.09.   Specific Performance.  The transactions contemplated by
                      --------------------
this Agreement are unique. Accordingly, each of the parties acknowledges and agrees that, in addition to all other remedies to which it may be entitled, each of the parties hereto is entitled to a decree of specific performance, provided such party is not in material default hereunder.

     SECTION 11.10.   Expenses.  Parent shall cause all costs and expenses
                      --------
incurred by the Company or the Shareholders in connection with this Agreement and the transactions contemplated hereby (including, without limitation, the fees and expenses of Thomas Weisel Partners LLC, Shearman & Sterling and PricewaterhouseCoopers LLP) to be paid on or prior to the Closing Date. All costs and expenses incurred by Parent and the Merger Sub in connection with this Agreement and the transactions contemplated hereby (including, without limitation, the fees and expenses of Credit Suisse First Boston, Stradling Yocca Carlson & Rauth and Ernst & Young, LLP) shall be paid by Parent.

     SECTION 11.11.   Entire Agreement.  This Agreement (including the Exhibits,
                      ----------------
the Company Disclosure Schedule and the Parent Disclosure Schedule) and the Confidentiality Agreement constitute the entire agreement among the parties with respect to the subject matter hereof and supersede all prior agreements and understandings among the parties with respect thereto. No addition to or modification of any provision of this Agreement shall be binding upon any party hereto unless made in writing and signed by all parties hereto.

     IN WITNESS WHEREOF, each of the parties hereto has executed or has caused this Agreement to be executed by their respective officers thereunto duly authorized as of the date first written above.

                              NEWPORT CORPORATION

                              By:_____________________________________________
                                    Name:
                                    Title:

                              KLI ACQUISITION CORP.

                              By:_____________________________________________
                                    Name:
                                    Title:

                              KENSINGTON LABORATORIES, INC.

                              By:_____________________________________________
                                    Name: Paul Bacchi
                                    Title: President

                              SHAREHOLDERS:


                              _____________________________________________
                                    Paul Bacchi


                              _____________________________________________
                                    Paul Filipski


                              _____________________________________________
                                    David Harris

                               CONSENT OF SPOUSE

     The undersigned, Cheryl Bacchi, is the wife of Paul Bacchi, a Shareholder in the foregoing Agreement and Plan of Merger (the "Agreement") dated as of
                                                    ---------
December 22, 2000 among NEWPORT CORPORATION, a Nevada corporation ("Parent"),
                                                                    ------
KLI ACQUISITION CORP., a California corporation and a wholly owned subsidiary of Parent (the "Merger Sub"), KENSINGTON LABORATORIES, INC., a California
             ----------
corporation (the "Company"), and all of the SHAREHOLDERS of the Company, each of
                  -------
whom is identified on the signature page of this Agreement (each a "Shareholder"
                                                                    -----------
and collectively the "Shareholders").  Capitalized terms used herein but not
                      ------------
otherwise defined herein shall have the meanings ascribed thereto in the Agreement.

     I hereby acknowledge that I have carefully reviewed the Agreement. I have had an opportunity to consult with legal counsel and have discussed the contents of the Agreement with legal counsel. I understand fully the transactions described in the Agreement and I hereby approve of and consent to all such transactions. I am aware that by the provisions of the Agreement, my husband agrees, among other things, to have each of his 4,000 outstanding shares of common stock of the Company, including my community property interest therein, if any, cancelled in return for the right to receive the Merger Consideration, all upon the terms and conditions set forth in the Agreement.

     EXECUTED this 22nd day of December, 2000.

                              _________________________________
                                       Cheryl Bacchi

                               CONSENT OF SPOUSE

     The undersigned, Robin Filipski, is the wife of Paul Filipski, a Shareholder in the foregoing Agreement and Plan of Merger (the "Agreement")
                                                                ---------
dated as of December 22, 2000 among NEWPORT CORPORATION, a Nevada corporation ("Parent"), KLI ACQUISITION CORP., a California corporation and a wholly owned
--------
subsidiary of Parent (the "Merger Sub"), KENSINGTON LABORATORIES, INC., a
                           ----------
California corporation (the "Company"), and all of the SHAREHOLDERS of the
                             -------
Company, each of whom is identified on the signature page of this Agreement (each a "Shareholder" and collectively the "Shareholders"). Capitalized terms
         -----------                        ------------
used herein but not otherwise defined herein shall have the meanings ascribed thereto in the Agreement.

     I hereby acknowledge that I have carefully reviewed the Agreement. I have had an opportunity to consult with legal counsel and have discussed the contents of the Agreement with legal counsel. I understand fully the transactions described in the Agreement and I hereby approve of and consent to all such transactions. I am aware that by the provisions of the Agreement, my husband agrees, among other things, to have each of his 2,500 outstanding shares of common stock of the Company, including my community property interest therein, if any, cancelled in return for the right to receive the Merger Consideration, all upon the terms and conditions set forth in the Agreement.

     EXECUTED this 22nd day of December, 2000.

                              _________________________________
                              Robin Filipski

                                   EXHIBIT A

                             List of Shareholders

                    Shareholder                     Common Stock
             --------------------------        ----------------------

             Paul Bacchi                       4,000 shares

             Paul Filipski                     2,500 shares

             David Harris                      3,500 shares